UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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AAR Corp.

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AAR CORP.
1100 North Wood Dale Road
Wood Dale, Illinois 60191

August 31, 2018

Dear Fellow Stockholders:

On behalf of our Board of Directors, we invite you to join us at our 2018 annual meeting of stockholders. The annual meeting will be held on Wednesday, October 10, 2018 at 9:00 a.m., Central Time, at the Company’s corporate headquarters located at One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. We urge you to vote your shares, and we welcome your attendance at the annual meeting.

Fiscal 2018 was an important and successful year for AAR. We achieved significant financial, operational and leadership milestones as we continued to execute our strategy of becoming the leading independent provider of innovative solutions to the aviation aftermarket.

In Fiscal 2018, sales grew 9.9% to $1.75 billion, consolidated gross profit increased 11.8% to $31.2 million, and income from continuing operations increased 41.7% to $73.7 million. Our balance sheet remains strong, with substantial available liquidity and low leverage ratios.

We successfully transitioned the U.S. State Department INL/A Worldwide Aviation Support Services program, the largest contract in the Company’s history, in Fiscal 2018. We received other notable government program contract awards and continued to gain momentum in our Parts Supply (Trading and OEM aftermarket solutions) and Integrated Solutions (Commercial and Government Programs) businesses. We also expanded our global footprint by acquiring two MRO facilities in Canada and entering into a joint venture to construct a heavy maintenance facility in India.

For only the third time in its history, AAR has a new Chief Executive Officer. On June 1, 2018, John succeeded David as Chief Executive Officer, a position that David held for more than 22 years after taking over in 1996 from Ira A. Eichner, the Company’s Founder and first Chief Executive Officer. John has 17 years of leadership experience at AAR and begins his CEO tenure with a deep appreciation of the Company’s culture, past accomplishments and future challenges.

Like Ira and David before him, John embraces the key qualities that have enabled AAR to survive and succeed over the Company’s 63-year history as a public company: independent Board leadership; a committed team of employees; a strong customer base; and a fierce entrepreneurial spirit that allows AAR to find a way, every day, to provide best-in-class services.

We will lean on these same traits in the coming year to propel AAR to greater heights. We remain confident that AAR, building on its past and harnessing the energy, experience and expertise of our talented workforce, will meet the challenges ahead to deliver results that you, our stockholders, expect and deserve.

We thank you for your continued support of AAR and your commitment to our future.

Sincerely,

David P. Storch Chairman of the Board	John M. Holmes President and Chief Executive Officer

2018 Proxy Statement       1

TO OUR STOCKHOLDERS:

We are pleased to invite you to attend our 2018 annual meeting of stockholders. Please read the information in this notice and proxy statement to learn more about AAR CORP. and the matters to be voted on at the annual meeting.

Date and Time	Place	Record Date
Wednesday, October 10, 2018 9:00 a.m., Central Time	AAR CORP. One AAR Place 1100 North Wood Dale Road Wood Dale, Illinois 60191	You may vote your shares at the annual meeting if you were a stockholder on Tuesday, August 14, 2018.

Items of Business

You will be asked at our annual meeting to:

Items of Business		Board Recommendation	Page
1	Elect four directors	FOR all director nominees	8
2	Vote on an advisory proposal to approve our Fiscal 2018 executive compensation	FOR	29
3	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2019	FOR	63

Stockholders will also transact any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting

Voting

Your vote is important. We encourage you to vote your shares as soon as possible. You may vote by proxy over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-paid envelope provided. We also welcome you to attend the meeting and vote in person.

www.proxyvote.com	1-800-690-6903	Complete and return the proxy card or voting information card

Please see Appendix A for important information about voting your shares at our 2018 annual meeting.

By Order of the Board of Directors,

Robert J. Regan
Vice President, General Counsel and Secretary

August 31, 2018

2       AAR

1		MESSAGE FROM OUR CHAIRMAN AND OUR CEO

2		NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

4		2018 PROXY STATEMENT SUMMARY
	4	PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
	5	BOARD AND CORPORATE GOVERNANCE HIGHLIGHTS
	6	AAR OVERVIEW
	6	FISCAL 2018 PERFORMANCE HIGHLIGHTS
	7	FISCAL 2018 EXECUTIVE COMPENSATION HIGHLIGHTS

8		PROPOSAL 1 – ELECTION OF OUR DIRECTORS
	8	PROPOSAL SUMMARY
	8	INFORMATION ABOUT OUR DIRECTOR NOMINEES AND OUR CONTINUING DIRECTORS
	15	OUR STRATEGY
	18	THE BOARD’S ROLE AND RESPONSIBILITIES
	23	BOARD STRUCTURE
	24	BOARD PRACTICES, PROCESSES AND POLICIES
	26	DIRECTOR COMPENSATION

29		PROPOSAL 2 – EXECUTIVE COMPENSATION
	29	PROPOSAL SUMMARY
	31	COMPENSATION DISCUSSION AND ANALYSIS
	31	EXECUTIVE SUMMARY
	32	OUR EXECUTIVE COMPENSATION GOALS AND PHILOSOPHY
	33	PRINCIPAL ELEMENTS OF OUR FISCAL 2018 EXECUTIVE COMPENSATION PROGRAM
	34	FISCAL 2018 EXECUTIVE COMPENSATION
	39	OUR COMPENSATION COMMITTEE’S DECISION-MAKING PROCESS
	41	KEY EXECUTIVE COMPENSATION POLICIES AND PRACTICES
	45	EXECUTIVE COMPENSATION TABLES
	62	OTHER COMPENSATION MATTERS

63		PROPOSAL 3 – RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
	63	PROPOSAL SUMMARY
	63	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
	64	AUDIT COMMITTEE FISCAL 2018 REPORT

65		STOCK OWNERSHIP INFORMATION
	65	SECURITY OWNERSHIP OF OUR MANAGEMENT
	66	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
	67	SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
	67	EQUITY COMPENSATION PLAN INFORMATION

68		STOCKHOLDER PROPOSALS FOR OUR 2019 ANNUAL MEETING

69		OTHER BUSINESS

A-1		APPENDIX A – QUESTIONS AND ANSWERS ABOUT OUR 2018 ANNUAL MEETING

B-1		APPENDIX B – NON-GAAP FINANCIAL MEASURES

Important Notice Regarding the Availability of the Proxy Materials for Our Annual Meeting of Stockholders to Be Held on Wednesday, October 10, 2018:

This Notice and Proxy Statement, our 2018 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended May 31, 2018 are available free of charge at www.proxyvote.com

2018 Proxy Statement       3

This summary highlights selected information contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

Proposal		Board Recommendation	See
1	Election of four directors	FOR all nominees	(pages 8-28)

Anthony K. Anderson INDEPENDENT DIRECTOR	Michael R. Boyce INDEPENDENT DIRECTOR

Since 2012, an independent business consultant. From 2006 to April 2012, Vice Chairperson and Managing Partner of Midwest Area at Ernst & Young LLP (a global accounting firm). Prior thereto, Mr. Anderson served in various management positions during a 35-year career with Ernst & Young LLP.

Since January 1, 2018, retired Chairman of the Board of PQ Corporation (a specialty chemicals and catalyst company) and retired Chairman and Chief Executive Officer of The Peak Group (an operating and acquisition company). From 2005 to May 2015, Chairman and Chief Executive Officer of PQ Corporation.

David P. Storch CHAIRMAN OF THE BOARD	Jennifer L. Vogel INDEPENDENT DIRECTOR

Since 2005, Chairman of the Board of AAR CORP. Chief Executive Officer from 1996 to May 31, 2018 and President from 1989 to 2007 and 2015 to June 2017.

Since 2012, co-founder and owner of InVista Advisors, an advisory firm focused on legal department effectiveness, leadership, compliance, crisis readiness and risk management. From 2003 to 2010, Senior Vice President, General Counsel, Secretary and Chief Compliance Officer of Continental Airlines, Inc.

Proposal		Board Recommendation	See
2	Advisory proposal to approve our Fiscal 2018 executive compensation	FOR	(pages 29-62)

Proposal		Board Recommendation	See
3	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for Fiscal 2019	FOR	(pages 63-64)

4       AAR

2018 Proxy Statement Summary

BOARD AND CORPORATE GOVERNANCE HIGHLIGHTS

Our Board approved three significant corporate governance changes in the last year:

●

No Poison Pill. AAR’s Board decided not to renew the Company’s stockholder rights plan (“poison pill”) when it expired in August 2017. Although the Board believes a poison pill may serve as an effective defense to a hostile takeover bid under certain circumstances, the Board responded to concerns raised by stockholders by allowing the Company’s poison pill to expire.

●

Adoption of Majority Voting. In July 2018, AAR’s Board amended the Company’s By-Laws to adopt majority voting in place of plurality voting in the uncontested election of directors. This action reflects the Board’s commitment to providing stockholders with a meaningful opportunity to vote on director nominees and to promote director accountability.

●

Separation of Chairman and CEO Roles. With the retirement of David P. Storch on May 31, 2018, the Board decided that the timing was right to separate the roles of Chairman of the Board and Chief Executive Officer. Mr. Storch had held the Chairman role since 2005 and the Chief Executive Officer role since 1996. Effective June 1, 2018, the Board appointed Mr. Storch as Chairman of the Board and elected John M. Holmes, previously President and Chief Operating Officer, as the third Chief Executive Officer in the Company’s history. The Board believes that a separate Chairman of the Board (Mr. Storch) and Chief Executive Officer (Mr. Holmes) provide the Company with the most effective leadership structure at this time.

Our goal is to ensure that our corporate governance practices reflect best practices consistent with the Company’s culture, strategy and performance.

Corporate Governance Practices

Number of directors 12	Majority voting in uncontested director elections	Director orientation and continuing education programs	Annual stockholder approval of executive compensation
	Yes	Yes	Yes

Number of independent directors 10	Stock ownership and retention guidelines	All directors are “audit committee financial experts”	Stockholder engagement program
	Yes	Yes	Yes

Average age of directors 65	Annual stock grant to non-employee directors	Code of business ethics and conduct	No poison pill
Yes
	Yes	Yes

Average tenure of directors 11 years	Executive sessions of Independent directors	Ethics hotline policy	Separation of Chairman and CEO Roles
Yes
	Yes		Yes

Director retirement age 75 on nomination date	Independent compensation consultant	Related person transaction policy	Independent Board Committees
Yes
	Yes	Yes

Lead director	Annual Board and Board Committee self-evaluations	Disclosure committee for financial reporting	Enterprise Risk Management Program
Yes
	Yes	Yes	Yes

2018 Proxy Statement       5

2018 Proxy Statement Summary

AAR OVERVIEW

AAR is a leading global provider of aviation services to the commercial aviation and government/defense markets. AAR combines a close-to-the-customer business model with a broad menu of capabilities to help customers operate more efficiently, reduce costs and maintain high levels of safety, quality and service. We are strategically located in close proximity to key customers, with over 5,000 employees in more than 60 locations throughout the world.

Key Achievements in Fiscal 2018

●

Implemented a leadership succession plan with John M. Holmes succeeding David P. Storch as Chief Executive Officer on June 1, 2018 and Mr. Storch continuing to serve as Chairman of the Board of Directors

●	Continued to execute our Aviation Services “Connected Businesses” strategy:
-

Leveraged our best-in-class services within Parts Supply (Trading and OEM aftermarket solutions), Integrated Solutions (Government and Commercial Programs) and MRO Services to reinforce and grow each business and all of Aviation Services

	-	Enhanced our manufacturing capabilities at our Mobility and Composites businesses
●	Focused on driving revenue growth from new services and new markets
	-	Increased flight hour growth to over 1,300 commercial aircraft worldwide
	-	Transitioned the U.S. Department of State INL/A Worldwide Aviation Support program in Afghanistan, Iraq, Panama, Peru and Patrick Air Force Base
	-	Expanded our commercial aviation solutions to the government/defense markets (e.g., selected as the prime contractor for a $900 million landing gear performance-based contract with the U.S. Air Force)
●	Expanded our aviation aftermarket capabilities
	-	Acquired two MRO facilities in Canada
	-	Commenced the construction of a heavy maintenance facility in India
●	Emphasized digital solutions throughout our business (e.g., AARIVE: a portal for component support customers; PAARTS Store: 24/7 availability to new and used parts in AAR’s inventory)

FISCAL 2018 PERFORMANCE HIGHLIGHTS

Selected Financial Highlights

(dollars in millions except per share data) For the year ended May 31,	2018	2017	2016	2015	2014
Net sales	$1,748.3	$1,590.8	$1,525.4	$1,448.0	$1,415.5
Operating profit (loss)	86.0	82.3	75.5	(31.2)	53.8
Diluted earnings per share	$0.41	$1.64	$1.37	$0.24	$1.83
Financial Position
Working capital	609.4	553.4	540.3	456.9	645.4
Total assets	1,524.7	1,504.1	1,456.0	1,454.1	2,159.8
Total debt	178.9	156.2	145.3	154.0	634.0
Stockholders equity	936.3	914.2	865.8	845.1	1,000.7

●	Sales growth of 9.9% in Fiscal 2018 over Fiscal 2017
●	Consolidated gross profit increase of 11.8% in Fiscal 2018 over Fiscal 2017
●	Income from continuing operations of $73.7 million (compared to $52.0 million in Fiscal 2017)
●	Adjusted diluted earnings per share from continuing operations of $1.79 (a 17% increase over $1.53 in Fiscal 2017)*
●	Strong balance sheet with $442 million of availability under credit facility and accounts receivable program.
●	$13.1 million of stock repurchases and $10.3 million of cash dividends in Fiscal 2018
*	Please see Appendix B for a reconciliation of this non-GAAP measure.

6       AAR

2018 Proxy Statement Summary

FISCAL 2018 EXECUTIVE COMPENSATION HIGHLIGHTS

Pay–for–Performance Alignment for Executive Officers

●	Annual cash bonuses linked to two key performance metrics: earnings per share (80%) and working capital turns (20%)
●	Long-term incentives 100% performance-based: performance shares and stock options (except for one grant of 1,500 shares of time-based restricted stock)
●	Performance shares linked to three key performance metrics: income from continuing operations, return on invested capital and relative total stockholder return (beginning Fiscal 2019)

Competitive Pay Opportunities

●	Target total pay opportunities for AAR’s executive officers as a group are within a competitive range around the median of the Company’s peer group
●	AAR’s compensation mix – cash versus equity, fixed versus variable, and annual versus longer-term – also is generally consistent with peer group company best practices

Recent Changes to Executive Compensation Program

●	No discretionary cash bonus awards – all cash bonuses made annually under the short-term incentive plan
●	No one-off stock awards – all stock awards granted annually under the long-term incentive plan
●	Elimination of the stock price re-test provision in performance share awards (beginning fiscal 2019)
●	Introduction of a new metric – relative total stockholder return – for performance share awards (beginning Fiscal 2019)
●	Adoption of a fixed-dollar value annual stock award for directors in place of a fixed-share award (beginning Fiscal 2019)

Fiscal 2018 Compensation of David P. Storch (our CEO in Fiscal 2018)

Fiscal 2018 Compensation of our Other Named Executive Officers

Executive Compensation Best Practices

Annual say-on-pay stockholder vote
Non-guaranteed performance-based annual cash bonuses
Challenging performance targets under our annual cash bonus plan and long-term stock-based compensation plan
Emphasis on performance-based stock-based compensation
Multi-year vesting periods for stock awards
“Double trigger” change-in-control provisions in executive agreements
No tax gross-ups in any executive agreement
No repricing of stock options without stockholder approval
No dividends on performance-based restricted stock until performance goals are met
Stock ownership and retention guidelines for directors and executive officers
Prohibitions on short sales, pledging and hedging transactions
Clawback of incentive compensation in the event of certain financial restatements

2018 Proxy Statement       7

Proposal	Board Recommendation
1 Election of four directors	Our Board of Directors unanimously recommends that you vote FOR each director nominee.

PROPOSAL SUMMARY

We are asking you to elect four directors at this annual meeting. The director nominees are: Anthony K. Anderson, Michael R. Boyce, David P. Storch and Jennifer L. Vogel.

Each director nominee is currently serving as a director of the Company. Each director nominee has been determined by the Board to be “independent” within the meaning of the rules of the New York Stock Exchange (“NYSE”) and the SEC, except for Mr. Storch given his employment with the Company through the fiscal year ended May 31, 2018 (“Fiscal 2018”).

INFORMATION ABOUT OUR DIRECTOR NOMINEES AND OUR CONTINUING DIRECTORS

Information about our director nominees and our continuing directors whose terms expire in future years is set forth below.

Our Director Nominees

Class I Directors whose terms expire at the 2021 annual meeting

Anthony K. Anderson INDEPENDENT DIRECTOR

Age: 62          Director Since: 2012

Career Highlights
Since 2012, an independent business consultant. From 2006 to April 2012, Vice Chairperson and Managing Partner of Midwest Area at Ernst & Young LLP (a global accounting firm). Prior thereto, Mr. Anderson served in various management positions during a 35-year career with Ernst & Young LLP.

Other current public company directorships:
●Avery Dennison Corp.
●Exelon Corp.
●Marsh & McLennan Companies

Other public company directorships held in the past five years:
●First American Financial Corporation

Director Qualifications
The Board of Directors concluded that Mr. Anderson should serve as a director of the Company based on his 35 years working with a global accounting firm, his accounting and financial knowledge, his leadership in developing talent management programs, his service as a director of other public companies, and his professional, civic and charitable service, including as a director of numerous not-for-profit organizations.

8       AAR

Proposal 1 – Election of Directors

Michael R. Boyce INDEPENDENT DIRECTOR

Age: 70          Director Since: 2005

Career Highlights
Since January 2018, retired Chairman of the Board of PQ Corporation (a specialty chemicals and catalyst company) and retired Chairman and Chief Executive Officer of The Peak Group (an operating and acquisition company). From 2005 to May 2015, Chairman and Chief Executive Officer of PQ Corporation.

Other current public company directorships: ●Stepan Company

Director Qualifications
The Board of Directors concluded that Mr. Boyce should serve as a director of the Company based on his experience in leading two global organizations, his insight into global manufacturing, supply and distribution practices and his international business development skills.

David P. Storch CHAIRMAN OF THE BOARD
Age: 65 Director Since: 1989 Career Highlights Since 2005, Chairman of the Board of AAR CORP. Chief Executive Officer from 1996 to May 31, 2018 and President from 1989 to 2007 and 2015 to June 2017.

Other current public company directorships: ●KapStone Paper and Packaging Corp. ●Kemper Corporation

Director Qualifications
The Board of Directors concluded that Mr. Storch should serve as a director of the Company based on his positions as Chairman of the Board and previously as Chief Executive Officer of the Company, his leadership and management skills, his understanding of the Company’s businesses gained during his 40-year career with the Company, his knowledge of the commercial aviation and government/defense markets, and his leadership role in the transformation of the Company into a leading independent provider of aviation services to the commercial aviation and government/defense markets.

2018 Proxy Statement       9

Proposal 1 – Election of Directors

Jennifer L. Vogel INDEPENDENT DIRECTOR

Age: 56          Director Since: 2016

Career Highlights
Since 2012, co-founder and owner of InVista Advisors, an advisory firm focused on legal department effectiveness, leadership, compliance, crisis readiness and risk management. From 2003 to 2010, Senior Vice President, General Counsel, Secretary and Chief Compliance Officer of Continental Airlines, Inc.

Other current public company directorships: ●None Other public company directorships held in the past five years: ●American Science and Engineering, Inc. ●Clearwire Corporation ●Virgin America, Inc.

Director Qualifications
The Board of Directors concluded that Ms. Vogel should serve as a director of the Company based on her experience as a highly successful corporate executive with over 25 years of leadership experience in the airline and energy industries, including her leadership positions with Continental Airlines, her legal and corporate governance expertise, her experience in regulatory issues, mergers and acquisitions, ethics and compliance matters and her past experience as a director of other public companies, including Virgin America, Inc.

Our Continuing Directors

Class II Directors whose terms expire at the 2019 annual meeting

Norman R. Bobins INDEPENDENT DIRECTOR

Age: 75          Director Since: 2007

Career Highlights
Since June 2017, Vice Chairman, CIBC US Region. From 2008 to June 2017, Non-Executive Chairman of The PrivateBank and Trust Company (a financial services company). From 2008 to 2017, Chief Executive of Norman Bobins Consulting LLC (a financial consulting company). From May 2007 until October 2007, Chairman of the Board of LaSalle Bank Corporation. From 2002 to 2007, President and Chief Executive Officer of LaSalle Bank Corporation.

Other current public company directorships:
●Omega Healthcare Investors, Inc.

Other public company directorships held in the past five years:
●AGL Resources Inc.
●Aviv REIT, Inc.
●Nicor Inc.
●The PrivateBancorp, Inc.
●SIMS Metal Management Limited.

Director Qualifications
The Board of Directors concluded that Mr. Bobins should serve as a director of the Company based on his 50 years of banking experience, his financial and accounting knowledge, his service as a director of other public companies, and his civic involvement and business acumen as a director of numerous not-for-profit organizations.

10       AAR

Proposal 1 – Election of Directors

James E. Goodwin INDEPENDENT DIRECTOR

Age: 74          Director Since: 2002

Career Highlights
Since April 2016, Lead Director of Federal Signal Corporation (a safety and security products manufacturer). From 2009 to April 2016, Chairman of Federal Signal Corporation. From 2007 to 2008, Interim President and Chief Executive Officer of Federal Signal Corporation. From 2001 to 2007, an independent business consultant. From 1999 to 2001, Chairman and Chief Executive Officer of UAL, Inc. and United Airlines, Inc., from which he retired after 34 years.

Other current public company directorships: ●Federal Signal Corporation ●John Bean Technologies Corporation

Director Qualifications
The Board of Directors concluded that Mr. Goodwin should serve as a director of the Company based on his significant airline industry experience and expertise, including his leadership positions at UAL, Inc. and United Airlines, Inc., his management experience and his financial expertise, as well as his global consulting experience, and his service as a director of other public companies.

John M. Holmes DIRECTOR

Age: 41          Director Since: 2017

Career Highlights
President and Chief Executive Officer of AAR CORP. since June 1, 2018. President and Chief Operating Officer from June 1, 2017 to June 1, 2018. From 2015 to June 1, 2017, Chief Operating Officer of the Aviation Services business group of AAR CORP. From 2012 to 2015, Group Vice President, Aviation Services – Inventory Management and Distribution; and prior thereto, General Manager and Division President of AAR Allen Asset Management.

Other current public company directorships: ●None President and Chief Executive Officer of AAR CORP.

Director Qualifications
The Board of Directors concluded that Mr. Holmes should serve as a director of the Company based on his position as President and Chief Executive Officer, his demonstrated leadership and management abilities, and his knowledge of the Company’s businesses, its portfolio of services and the markets in which it competes, and the customer and supplier relationships that Mr. Holmes has developed during his 17-year tenure with the Company.

2018 Proxy Statement       11

Proposal 1 – Election of Directors

Marc J. Walfish INDEPENDENT DIRECTOR

Age: 66          Director Since: 2003

Career Highlights
Since 2003, Founding Partner of Merit Capital Partners (a mezzanine investor company). From 1991 to 2003, partner at William Blair Mezzanine Capital Partners. From 1978 to 1991, various positions at Prudential Capital Corporation, most recently as Senior Vice President.

Other current public company directorships: ●None

Director Qualifications
The Board of Directors concluded that Mr. Walfish should serve as a director of the Company based on his experience in the finance industry, including as a founding partner of Merit Capital Partners, his knowledge of the capital markets and his expertise in corporate finance, strategic planning and risk management.

Class III Directors whose terms expire at the 2020 annual meeting

Patrick J. Kelly INDEPENDENT DIRECTOR

Age: 63          Director Since: 2006

Career Highlights
Since 1986, Managing Director of KMK & Associates, LLC (a private equity firm with interests in companies operating in the food, distribution, technology, financial services, real estate and energy industries).

Other current public company directorships: ●None

Director Qualifications
The Board of Directors concluded that Mr. Kelly should serve as a director of the Company based on his leadership and operational experience at various businesses, his background as a long-term chief executive officer and his business expertise gained through his experience at a private equity firm with a diversified portfolio of operating companies.

12       AAR

Proposal 1 – Election of Directors

Duncan J. McNabb INDEPENDENT DIRECTOR

Age: 66          Director Since: 2017

Career Highlights
Since 2011, Co-Founder and Managing Partner of Ares Mobility Solutions Inc. (a privately-held logistics business); General, U.S. Air Force (Retired) after 37 years of active commissioned service. Former Commander, U.S. Air Mobility Command, 33rd Vice Chief of Staff of the U.S. Air Force and Former Commander of US TRANSCOM.

Other current public company directorship: ●Atlas Air Worldwide, Inc.

Director Qualifications
The Board of Directors concluded that General McNabb should serve as a director of the Company based on his government resourcing and government affairs expertise, his strategic planning, operations and leadership skills and his 37-year record of service with the United States Air Force, including his service as Commander of the United States Transportation Command (the single manager for global air, land and sea transportation for the Department of Defense).

Peter Pace INDEPENDENT DIRECTOR

Age: 72          Director Since: 2011

Career Highlights
General, U.S. Marine Corps (Retired). From 2005 to 2007, Chairman of the Joint Chiefs of Staff (the most senior position in the United States Armed Forces).

Other current public company directorship:
●Qualys, Inc.

Other public company directorships held in the past five years:
●Laserlock Technologies, Inc.
●Pike Electric Corp.
●Textura Corporation
●Wi2Wi Corporation.

Director Qualifications
The Board of Directors concluded that General Pace should serve as a director of the Company based on his leadership and management skills and experience from over 40 years of service with the United States Marine Corps, culminating in his appointment as the 16th Chairman of the Joint Chiefs of Staff (where he served from 2005 to 2007 as the principal military adviser to the President, the Secretary of Defense, the National Security Council and the Homeland Security Council), his understanding of the government and defense markets, his cybersecurity expertise and his current and prior service as a director of other public companies.

2018 Proxy Statement       13

Proposal 1 – Election of Directors

Ronald Woodard INDEPENDENT DIRECTOR

Age: 75          Director Since: 2004

Career Highlights
Since 2014, retired Chairman of MagnaDrive, Inc. (an industrial torque transfer equipment company, which he co-founded following his retirement from The Boeing Company after 32 years of service). From 1995 to 1998, President of the Boeing Commercial Airplane Group. From 1991 to 1994, Vice President and General Manager of the Renton Division of Boeing Commercial Aircraft. From 1987 to 1991, President of de Havilland Aircraft. Prior to that, Vice President and General Manager of the Materiel Division of Boeing Commercial Aircraft, and various other management positions.

Other current public company directorships: ●None Other current public company directorships held in the past five years: ●Outerwall, Inc. (formerly Coinstar, Inc.).

Director Qualifications
The Board of Directors concluded that Mr. Woodard should serve as a director of the Company based on his management and manufacturing experience as a senior officer of The Boeing Company, his knowledge of the commercial aviation industry and his experience as a director of other public companies, including Continental Airlines, Inc.

14       AAR

Proposal 1 – Election of Directors

OUR STRATEGY

Our strategy is to become the leading independent provider of innovative solutions to the aviation aftermarket. We will achieve this strategy through our ability to:

●	Execute through focus on customer satisfaction and cost leadership;
●	Pursue connected businesses that reinforce collective growth prospects;
●	Leverage data and digital to deliver better customer-focused solutions;
●	Expand margins through intellectual property;
●	Increase our global footprint into emerging markets; and
●	Leverage our independence to provide feasible solutions.

Together, our Aviation Services “Connected Businesses” – Parts Supply (Trading and OEM aftermarket solutions), Integrated Solutions (Government and Commercial Programs) and MRO Services – aim to drive growth through best–in–class services to our customers.

We also are focused on enhancing our manufacturing capabilities at our Mobility and Composites businesses.

Corporate Governance

Good corporate governance is an essential part of our corporate culture. We review our corporate governance policies and procedures on an annual basis. We strive to emulate “best practices,” tailoring them, as appropriate, to fit our culture, strategy and performance. We believe that we comply with all applicable SEC and NYSE corporate governance rules and regulations. We also have adopted additional corporate governance practices that we believe are in the best interests of the Company and its stockholders.

Copies of the following corporate governance documents are available on the Company’s website at www.aarcorp.com under “Investor Relations/ Corporate Governance”:

●	Audit Committee Charter
●	Compensation Committee Charter
●	Nominating and Governance Committee Charter
●	Executive Committee Charter
●	Corporate Governance Guidelines
●	Categorical Standards for Determining Director Independence
●	Code of Business Ethics and Conduct
●	AAR Code of Conduct
●	Conflict Minerals Policy and Form SD Filings

Our Corporate Culture – “Doing It Right”

Our corporate culture is defined by our purpose, our mission and our values:

OUR PURPOSE

“Doing it Right to better connect to the world.”

OUR MISSION

“To be the best at designing and delivering technical, operational and financial solutions to enhance the efficiency and competitiveness of our commercial aviation and government customers.”

OUR VALUES
Quality first. Safety always.
Find a way. Every day.
Do it fast. Do it well.
Be honest. Inspire trust.
Work as one. Be inclusive.
Ideas matter. Think new. Think ahead.
Make money. Have fun.
Own it.

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Proposal 1 – Election of Directors

These corporate governance documents are also available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.

Stockholder Engagement

We recognize and value the importance of engaging with our stockholders and other key constituents in an open and constructive manner. The purposes of our stockholder engagement program are to promote communication, increase transparency and, most importantly, better understand and address the perspectives of our stockholders. We believe that opportunities to receive and consider stockholder feedback enhance, in particular, our corporate governance and executive compensation practices.

In Fiscal 2018, we participated through our stockholder engagement program in numerous investor meetings to discuss our business strategy, operating performance, financial results and corporate governance and executive compensation practices. These meetings included individual sessions and calls with stockholders and presentations at various investor conferences. Through this program, we estimate that we communicated with stockholders owning over a majority of our outstanding shares. We also engage directly with and consider carefully the viewpoints of the proxy advisory firms that represent the interests of various stockholders.

What We Heard	What We Did	Implementation Date
Concerns about plurality voting	Adopted majority voting	July 2018
Concerns about a combined Chair/CEO role	Separated the two roles: appointed Mr. Storch as Chairman and elected Mr. Holmes as Chief Executive Officer	June 2018
Concerns about a poison pill	Allowed the Company’s poison pill to expire by its terms	August 2017
Concerns about certain aspects of executive compensation	Changed performance share provisions to eliminate the stock price re-test and to adopt relative total stockholder return as a third performance measure; eliminated tax gross-ups; and implemented double-trigger change-in-control provisions	July 2015-July 2018

Director Nominations and Qualifications

The Board of Directors, acting through its Nominating and Governance Committee, is responsible for identifying, evaluating and recommending candidates for director.

Solicitation of director candidate recommendations

The Nominating and Governance Committee solicits director candidate recommendations from management, other directors, business and community leaders and stockholders. The Nominating and Governance Committee also may retain the services of a search firm to assist in identifying director candidates.

Candidate considerations

The Nominating and Governance Committee considers all director candidates in the same manner, including director candidates recommended by stockholders, regardless of the source of the recommendation. In its evaluation of director candidates, the Nominating and Governance Committee considers the factors specified in the Company’s Corporate Governance Guidelines, including:

●A high level of integrity and professional and personal ethics and values consistent with those of the Company;
●Professional background and relevant business and industry experience;
●Current employment, leadership experience and other board service;
●Demonstrated business acumen or special technical skills or expertise (e.g., auditing, financial, law and aviation/aerospace);
●A commitment to enhancing stockholder value and serving the interests of all stockholders;
●Independence (including within the meaning of the applicable NYSE rules) and freedom from any conflicts of interest that may interfere with a director’s ability to discharge his/her fiduciary duties;
●Willingness and ability to make the commitment of time and attention necessary for effective Board service;
●A balance of business, financial and other experience, expertise, capabilities and perspectives among sitting directors in the context of the current composition of the Board, operating requirements of the Company and long-term interests of stockholders; and
●Other factors the Nominating and Governance Committee deems appropriate.

Consideration of inclusive diversity and expertise

The Nominating and Governance Committee considers the racial, ethnic and gender diversity of the Board and director candidates, as well as the diversity of their knowledge, skills, experience, background and perspective, to assure that the Company maintains the benefit of a diverse, balanced and effective Board. The Nominating and Governance Committee and the full Board maintain a current matrix of skills, competencies and experiences of each director. This matrix enables the Committee and the Board to ensure that the Board as a whole has the diversity of expertise and experience necessary for the effective oversight of the Company.

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Recommendation

Following its evaluation of director candidates, the Nominating and Governance Committee recommends its director nominees to the full Board of Directors. Based on its review and consideration of the Committee’s recommendation, the Board makes the final determination of the director nominees to be presented for election by the Company’s stockholders.

A full list of the qualifications of director candidates considered by the Committee is set forth in the Corporate Governance Guidelines on the Company’s website at www.aarcorp.com under “Investor Relations/Corporate Governance” and is available in print to any stockholder upon written request to the Secretary of the Company at the address listed on the first page of this proxy statement. The Nominating and Governance Committee regularly reviews these qualifications and the performance of individual directors and the Board as a whole.

Stockholders may submit a proposed director nomination to the Nominating and Governance Committee for consideration at the 2019 annual meeting of stockholders by writing to the Secretary, AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191. To be eligible for consideration under the Company’s By-Laws, a proposed nomination must be received by the Secretary of the Company no later than April 16, 2019, must state the reasons for the proposed nomination and must contain the information required under the Company’s By-Laws, including the full name and address of the proposed nominee, a brief biographical background setting forth the nominee’s past and present directorships, employment and occupations and information as to stock ownership and certain arrangements regarding the Company’s common stock. A proposed nomination must also include a statement indicating that the proposed nominee has consented to being named in the proxy statement and to serve if elected.

Director Independence

A majority of the members of the Board of Directors must be independent directors under the Company’s Corporate Governance Guidelines and applicable SEC and NYSE rules. The Nominating and Governance Committee and the Board of Directors review each director annually and make a determination concerning independence after consideration of all known facts and circumstances. The Board has established categorical standards to assist it in determining director independence. The Company’s “Categorical Standards for Determining Director Independence” include all of the elements of the applicable SEC and NYSE rules with respect to director independence.

Based on these categorical standards, its review of all relevant facts and information available, and the recommendations of the Nominating and Governance Committee, the Board, at its meeting in July 2018, affirmatively determined that no director has a material relationship with the Company that would impair the director’s ability to exercise independent judgment and, accordingly, that each director is an independent director, except for Mr. Storch, who until his May 31, 2018 retirement was an employee of the Company, and Mr. Holmes, who is a current employee of the Company. Under the NYSE rules, a director employee, by definition, is not an independent director.

The Board’s independence determinations consider the impact of Board service tenure on a director’s independence, particularly with respect to directors with 10 or more years of service. The Board concluded that all longer-tenured directors, based on their communications and interactions with management, their decisions and their adherence to their fiduciary duties to stockholders, demonstrated their independence from management.

Board Refreshment

We regularly consider the size, skills, tenure and diversity of our Board of Directors to assure that there is a proper balance between director stability and fresh perspectives in the boardroom.

We maintain a director matrix to ensure that we have the expertise, experience, diversity and skillset on our Board that we believe is critical to the Company’s success. Our matrix covers the following areas of expertise: current or recent CEO experience; finance; accounting; commercial aviation; military aviation; OEM relationships; aviation services; international business; sales and marketing; supply chain/logistics; operations; M&A; government contracting; cybersecurity; human resources; risk management; and corporate governance.

Individual directors are rated in each area of expertise on a scale of 1 (lowest) to 5 (highest). The Company has multiple directors rated either 4 or 5 in each area of expertise. Although each is important, we have determined that the four areas of expertise most critical to the Company’s business success are: commercial aviation; government contracting; OEM relationships; and finance. Accordingly, the Board’s nomination process seeks to provide that the Company has at least one director with the highest expertise rating in each of these four critical areas.

The Company has added three new directors — John M. Holmes, Duncan J. McNabb and Jennifer L. Vogel — in the last two years.

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Proposal 1 – Election of Directors

THE BOARD’S ROLE AND RESPONSIBILITIES

Role and Responsibilities of the Board

The Board of Directors is elected by the Company’s stockholders and represents their interests in overseeing the Company’s management, strategic direction and financial success. The Board exercises its oversight responsibilities directly and through its Committees.

In Fiscal 2018, the Board identified within its oversight responsibilities four “Critical Areas of Board Focus” – Risk Management (including Cybersecurity), Strategic Planning, Management Development, Succession Planning and Diversity, and Company Performance. In addition to time spent on these items in Committee meetings, the Board devoted a portion of each meeting in Fiscal 2018 to one or more of these “Critical Areas of Board Focus.”

Risk Management (including Cybersecurity)

Effective risk management is an important Board priority. The risk oversight function at the Board begins with a fundamental understanding of the Company’s culture, business and strategy. The Board delegates significant aspects of its risk management oversight responsibilities to its Committees, as detailed below for each Board Committee under “Risk Oversight Responsibilities.” The Board also works with management in managing risk through robust and comprehensive internal processes, an effective internal control environment and an enterprise risk management program.

The Board places significant emphasis on the identification and management of cybersecurity risks. It receives regular reports from management on system vulnerabilities and security measures in effect to deter or mitigate breaches or hacking activities.

The Company’s Annual Report on Form 10-K for Fiscal 2018 includes in Part I, “Item 1A, Risk Factors” a listing of the significant risks facing the Company. The risks described there are not the only risks facing the Company, as additional risks and uncertainties not currently known or foreseeable or risks that are currently deemed immaterial may materially adversely affect the Company’s business, financial condition or results of operations in future periods.

Strategic Planning

The Board oversees the Company’s business and capital allocation strategies. It discusses strategic planning at each Board meeting and holds a special strategy session with management in July of each year dedicated exclusively to strategic planning. This session focuses on the development and implementation of the Company’s short-term, intermediate-term and long-term strategic plans. The Board and management review and discuss the Company’s operations, financial and non-financial performance. They analyze aviation industry developments and trends, the Company’s service and solution offerings and the competitive landscape in which the Company operates.

The Board monitors management’s performance in the execution of the Company’s strategy throughout the year. It receives regular updates from management at each meeting on strategic opportunities and risks that the Company is currently assessing or addressing, including through the oversight of management’s enterprise risk management program.

Management Development, Succession Planning and Diversity

AAR’s Board places a high priority on senior management development and succession planning. The Board, primarily through the Nominating and Governance Committee, conducts an annual evaluation review focused on CEO succession planning as well as the succession planning and retention practices for senior management leaders.

The annual review addresses the development and evaluation of current and potential senior leaders, the development of short-term and longer-term succession plans for key positions, including a succession plan for the CEO position. The Board relied on this process in determining that Mr. Holmes should succeed Mr. Storch as Chief Executive Officer of the Company on June 1, 2018. The Board also has a CEO emergency succession planning process to address unanticipated events and emergency situations.

The annual review also includes a diversity presentation that provides information on minority hiring and retention, the status of the Company’s diversity and inclusiveness programs, including outreach programs focused on increasing the employee applicant pool, particularly for women, minorities and veterans. The Board is focused on improved diversity at the middle and senior management levels at the Company.

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Company Performance

The Board receives regular updates relating to the Company’s financial performance against key measures, including sales growth, earnings per share growth, SG&A as a percentage of sales, return on invested capital and working capital turnover. The Board also monitors the Company’s growth ratios, margin ratios, people efficiency and asset efficiency. The Board oversees operational performance at the Company’s business units through management presentations.

The Board receives a report from management that describes its corporate governance profile vis-à-vis peer group companies, competitors and market indices. In Fiscal 2018, this report included an analysis of plurality voting versus majority voting in the uncontested election of directors and contributed to the Board’s decision in July 2018 to adopt a majority voting standard.

Role and Responsibilities of the Board Committees

The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and an Executive Committee. The following table outlines the risk oversight and general responsibilities of the Board committees:

Nominating and Governance Committee
“A core principle of our Nominating and Governance Committee is that AAR’s corporate governance structure and policies should promote long-term investment and value creation for stockholders.”	Chair James E. Goodwin	Members Michael R. Boyce Patrick J. Kelly Duncan J. McNabb Jennifer L. Vogel Marc J. Walfish

Roles and Responsibilities
The Nominating and Governance Committee is comprised entirely of independent directors qualified to serve on the Committee under applicable SEC and NYSE rules and the Company’s Categorical Standards for Determining Director Independence.

The Nominating and Governance Committee acts under a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Nominating and Governance Committee and the Board of Directors at their July 2018 meetings. The full text of the Nominating and Governance Committee charter appears on the Company’s website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.

The Nominating and Governance Committee is responsible for both nominating and governance matters as described in its charter. The Nominating and Governance Committee performs the specific functions described in its charter, including:

●Oversees the composition, structure and evaluation of the Board and its committees;
●Conducts, together with the Compensation Committee, an annual performance evaluation of the Chief Executive Officer;
●Reviews, considers, and acts upon related person transactions;
●Develops and recommends Corporate Governance Guidelines for Board approval; and
●Monitors and screens directors for independence and recommends to the Board qualified candidates for election as directors and to serve on Board committees.

The Nominating and Governance Committee held four meetings during Fiscal 2018.

Key Risk Oversight Responsibilities
●Corporate governance
●Board and committee membership
●Succession planning
●Diversity
●Board, Committee and CEO effectiveness

The Nominating and Governance Committee oversees and reports to the Board on corporate governance risks, including Board and committee membership, director independence and related party transactions. It makes recommendations to the full Board on succession planning at the Chief Executive Officer and senior executive level and the annual evaluation of the performance of the Board of Directors.

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Proposal 1 – Election of Directors

Compensation Committee

“Our challenge and responsibility as a Compensation Committee is to approve compensation programs that provide appropriate management incentives consistent with the best interests of AAR and its stockholders.”

Chair Ronald B. Woodard	Members Anthony K. Anderson Norman R. Bobins Michael R. Boyce Peter Pace Jennifer L. Vogel

Roles and Responsibilities
The Compensation Committee is comprised entirely of independent directors qualified to serve on the Compensation Committee under applicable SEC and NYSE rules and the Company’s Categorical Standards for Determining Director Independence.

The Compensation Committee acts under a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Compensation Committee and the Board of Directors at their July 2018 meetings. The full text of the Compensation Committee charter appears on the Company’s website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.

The Compensation Committee is primarily concerned with establishing, reviewing and approving Chief Executive Officer compensation, reviewing and approving other senior executive compensation and overseeing the Company’s stock plans and other executive compensation and employee benefit plans. The Compensation Committee performs the specific functions described in its charter, including:

●Sets the compensation of the Chief Executive Officer and, together with the Nominating and Governance Committee, conducts an annual performance review of the Chief Executive Officer;
●Reviews and approves compensation policies and practices for all elected corporate officers, including named executive officers;
●Administers the Company’s annual cash bonus plan and the long-term incentive stock plan;
●Recommends director compensation and benefits to the Board for approval; and
●Oversees administration of certain other employee benefit, director deferred compensation, savings and retirement plans.

The Compensation Committee held four meetings during Fiscal 2018. Information about the roles of the Committee’s independent compensation consultant and management in the executive compensation process is set forth under “Executive Compensation — Compensation Discussion and Analysis.”

Key Risk Oversight Responsibilities
●Target-setting under annual cash bonus programs
●Target-setting under performance share programs
●Compensation policies and practices
●Impact of performance-based compensation on risk-taking by management
●Compensation consultant independence
●Executive agreements

The Compensation Committee oversees and reports to the Board on the Company’s cash bonus programs and stock-based compensation to be sure that they are appropriately structured to incentivize officers and key employees while avoiding unnecessary or excessive risk-taking.

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Audit Committee

“The role of AAR’s Audit Committee – through its oversight of the performance and independence of the outside auditor and the quality of the audit – is vital to protecting the integrity of AAR’s name and reputation.”

Chair Marc J. Walfish	Members Norman R. Bobins James E. Goodwin Patrick J. Kelly Duncan J. McNabb Peter Pace Ronald B. Woodard

Roles and Responsibilities
The Audit Committee is comprised entirely of independent directors qualified to serve on the Audit Committee under applicable SEC and NYSE rules and the Company’s Categorical Standards for Determining Director Independence. The Board of Directors has determined that each Audit Committee member is an “audit committee financial expert” within the meaning of applicable SEC rules.

The Audit Committee acts under a written charter adopted by the Board of Directors. The charter was last reviewed and approved by the Audit Committee and the Board of Directors at their July 2018 meetings. The full text of the Audit Committee charter appears on the Company’s website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.

The Audit Committee’s primary responsibility is to assist the Board of Directors in fulfilling its duty to stockholders to oversee and review: the quality and integrity of the Company’s financial statements and internal controls over financial reporting; the qualifications, independence and performance of the Company’s independent registered public accounting firm; and the performance of the Company’s Internal Audit function.

The Audit Committee performs the specific functions described in its charter, including:

●Approves and engages the independent registered public accounting firm that audits the Company’s consolidated financial statements;
●Pre-approves all non-audit and audit-related services furnished by the independent registered public accounting firm;
●Maintains communication between the Board and the independent registered public accounting firm;
●Monitors the qualifications, independence and performance of the independent registered public accounting firm;
●Oversees and reviews the Company’s financial reporting processes and practices;
●Oversees and reviews the quality and adequacy of internal controls over financial reporting, disclosure controls and the organization and performance of the Company’s internal audit department;
●Reviews the scope and results of audits;
●Oversees the Company’s enterprise risk management committee; and
●Meets with the independent registered public accounting firm representatives and internal audit department representatives without members of management present.

The Audit Committee held seven meetings during Fiscal 2018.

Key Risk Oversight Responsibilities
●Financial reporting and investor disclosure
●Accounting and auditing
●Quality and adequacy of processes and internal controls
●Cybersecurity risk
●Ethics Hotline
●Oversight of enterprise risk management program

The Audit Committee reviews and assesses management’s processes for managing risks relating to accounting, financial reporting, investment, tax and legal compliance, risks identified by the Company’s internal and external auditors, and matters raised through the Company’s Ethics Hotline.

The Audit Committee oversees the enterprise risk management committee, which is composed of Company employees and is responsible for identifying the principal risks to the Company, developing and implementing risk mitigation strategies, auditing the effectiveness of the risk mitigation strategies and reporting to the Audit Committee. The enterprise risk management committee meets regularly with the Audit Committee to review and discuss the Company’s principal risks and outline its risk mitigation approach for addressing these risks.

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Proposal 1 – Election of Directors

Executive Committee

The Executive Committee is comprised of David P. Storch (Chair), John M. Holmes, James E. Goodwin, Marc J. Walfish and Jennifer L. Vogel.

The Executive Committee acts under a written charter adopted by the Board of Directors. The charter was reviewed and approved by the Board of Directors at its July 2018 meeting. The full text of the Executive Committee charter appears on the Company’s website and is available in print to any stockholder upon written request to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement.

The Executive Committee is authorized to meet between meetings of the Board of Directors and exercise certain powers of the Board with respect to urgent matters or other matters referred to it by the Board for deliberation or action, subject to limitations imposed by the Committee’s charter, the Board, applicable law and the Company’s By-Laws.

The Executive Committee did not meet during Fiscal 2018.

The Board rotated several Committee Chairs in Fiscal 2018, with Mr. Goodwin becoming Chair of the Nominating and Governance Committee and Mr. Walfish becoming Chair of the Audit Committee.

Board, Management and Employee Interaction

The Board and its committees receive information from, and have regular access to, individual members of management responsible for managing risk, including the Company’s President and Chief Executive Officer, the Chief Financial Officer, the Controller and Chief Accounting Officer, the General Counsel, the Internal Auditor and the business group leaders.

The directors also meet each quarter with a broader group of the Company’s employees at regularly scheduled Board dinners and in other informal settings to learn more about the Company’s businesses, employees and culture. The Board also periodically holds meetings at a Company facility other than the corporate headquarters to promote interaction with local management and employees and allow directors a first-hand opportunity to inspect and better understand the Company’s business operations.

Executive Sessions

The independent directors of the Board meet in executive session without management as part of each regular Board meeting and otherwise when circumstances make it advisable or necessary. The independent directors also hold meetings with and without the Chairman of the Board. The Lead Director presides at all executive sessions of the independent directors.

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BOARD STRUCTURE

Board Leadership

The Board of Directors determines the leadership structure for the Board and the Company in a manner that it believes serves the best interests of stockholders. The leadership structure aims to promote strong oversight, encourage open and independent viewpoints and contribute to the long-term success of the Company and the effective performance of the Board. The Board regularly reviews the Company’s leadership structure.

David P. Storch held the combined roles of Chairman and Chief Executive Officer from 2005 to May 31, 2018. His retirement was the catalyst for the Board’s decision to separate the roles of Chairman and Chief Executive Officer. Effective June 1, 2018, the Board appointed Mr. Storch as Chairman of the Board and elected John M. Holmes, previously President and Chief Operating Officer, as the third Chief Executive Officer in the Company’s history. The Board believes that this is the most effective leadership structure for the Company at this time, but reserves the right to make future changes in the best interests of stockholders.

In addition to separate Chairman of the Board and Chief Executive Officer roles, the Company has a Lead Director of the Board of the Directors, a position established under the Corporate Governance Guidelines and elected annually by the independent directors.

The following provides a brief description of the key responsibilities of the Company’s Chairman of the Board, President and Chief Executive Officer and Lead Director:

David P. Storch	John M. Holmes	James E. Goodwin

CHAIRMAN OF THE BOARD	PRESIDENT AND CHIEF EXECUTIVE OFFICER	LEAD INDEPENDENT DIRECTOR

Key Responsibilities
●Chairs Board meetings and annual meetings of stockholders
●Has the authority to call Board meetings
●Collaborates on Board meeting agendas, meeting schedules and information sent to the Board
●Serves as a liaison between the Chief Executive Officer and the independent directors
●Works with the Chief Executive Officer on key strategic, operational and financial matters

Key Responsibilities
●Manages the Company’s day-to-day operations
●Has the authority to call Board meetings
●Collaborates on Board meeting agendas, meeting schedules and information sent to the Board
●Develops and implements the Company’s business strategy and capital allocation strategy
●Serves as the Company’s principal spokesperson
●Represents the Company to customers, suppliers and industry partners

Key Responsibilities
●Presides at all Board meetings when the Chairman of the Board is not present
●Chairs executive sessions of the independent directors
●Consults with and serves as a liaison among the Chairman of the Board, the Chief Executive Officer and the independent directors
●Has the authority to call Board meetings and meetings of the independent directors
●Facilitates the Board and Board Committee self-evaluation process

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Proposal 1 – Election of Directors

BOARD PRACTICES, PROCESSES AND POLICIES

Board Meetings and Attendance

During Fiscal 2018, the Board held six meetings. All directors attended at least 75% of the Board meetings and meetings of Board committees on which they served in Fiscal 2018.

The Company’s Corporate Governance Guidelines provide that directors are expected to attend all stockholder meetings. All directors attended the Company’s 2018 annual meeting of stockholders.

Board and Committee Evaluations

Our Nominating and Governance Committee conducts an annual evaluation of the performance of the Board. The Board’s Lead Director reports the evaluation results — which include an assessment of the Board’s performance as well as the identification of specific areas for improvement — to the full Board. Each Board committee also conducts an annual evaluation of its performance and reports the results to the full Board. The Board decided that Fiscal 2019 director evaluations may include interviews conducted by a third-party firm with specialized expertise in the assessment of Board, Board committee and individual director performance.

Director Orientation and Continuing Education

We hold director orientation sessions with new directors to familiarize them with our businesses, business strategies and corporate policies and practices. Our goal is to assist our new directors in understanding the Company and developing the skills and knowledge that they need to serve the interests of our stockholders. We regularly provide education materials to our directors on leadership, governance, compensation, risk and other topics of interest to public company directors. We also make external continuing education programs available to our directors to help them maintain and enhance their skills and knowledge in carrying out their ongoing responsibilities as directors of a public company.

Board Retirement Policy

Our Corporate Governance Guidelines fix the director retirement age at 75 at the date of nomination. The Board may make an exception to this requirement if it affirmatively determines that a director’s skills, experience or other relevant factors merit extended service as a director. The Board has used this exception only one time since the adoption of the retirement policy.

Corporate Governance Guidelines

The Board of Directors adopted Corporate Governance Guidelines to codify its policies and procedures and to demonstrate its commitment to corporate governance best practices. These Guidelines, under the administration of the Nominating and Governance Committee of the Board of Directors, address director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, management evaluation and succession, and the annual performance evaluation of the Board of Directors. These Guidelines are reviewed and approved annually, most recently in July 2018, by the Nominating and Governance Committee and the Board of Directors.

Code of Business Ethics and Conduct

The Company’s Code of Business Ethics and Conduct adopted by the Board of Directors applies to all directors, officers, and employees, including the Chairman of the Board, the President and Chief Executive Officer, the Chief Financial Officer, the Controller and Chief Accounting Officer, the General Counsel, the Internal Auditor and the business group leaders.

The purpose of the Code of Business Ethics and Conduct is to promote the highest ethical standards in the Company’s business practices and procedures, including: the ethical handling of actual or apparent conflicts of interest; full, fair and timely disclosure; and compliance with applicable laws and governmental rules and regulations.

Employees are encouraged to report to the Company any conduct that they believe in good faith to be in violation of the Code of Business Ethics and Conduct. We post any amendments to the Code of Business Ethics and Conduct and any waivers from the Code granted by the Board to directors or executive officers on the Company’s website, as required under SEC rules.

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In August 2018, we published on our website a “glossy” code of conduct. This code is a plain-English summary of our key compliance policies and procedures, including our Standards of Business Ethics and Conduct. It also describes our commitment to a culture of compliance and the ethical standards we follow in conducting our business and working with those inside and outside of the Company.

Ethics Hotline

The Company maintains an Ethics Hotline through an independent third-party provider to receive confidential complaints, information, suggestions or recommendations concerning the Company, its officers, directors, employees, policies, procedures, employment and business practices, accounting or audit matters, financial reporting or compliance with other Company policies or applicable regulatory or legal requirements. The Ethics Hotline, which is toll-free and also accessible through the Company’s website, permits individuals to identify themselves or remain anonymous at their election.

Related Person Transaction Policy

The purpose of the Related Person Transaction Policy, as adopted by the Board of Directors, is to provide for the identification, review, and consideration of transactions between the Company or its subsidiaries and any related persons. “Related persons” means: the Company’s directors; director nominees; executive officers; greater than five percent beneficial owners of the Company’s voting securities; members of their immediate families; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner, a principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Under the Policy, any related person transaction involving amounts in excess of $120,000 must be reviewed, considered, and approved by the Board of Directors directly or through the Nominating and Governance Committee. Review of a proposed related person transaction takes into consideration the purpose of, and the potential benefits to the Company from, the related person transaction and the impact of the related person transaction on a director’s independence in the event that the related person is a director or an immediate family member of a director. No member of the Board or the Nominating and Governance Committee may participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

The Policy provides that the Company may undertake certain pre-approved related person transactions (e.g., transactions in which the related person’s interest derives solely from his or her service as a director of another corporation or entity that is a party to the transaction) without further specific review, consideration and approval.

Norman R. Bobins is a director of the Company and previously, the Non-Executive Chairman of The PrivateBank and Trust Company. The PrivateBank is a member of the lending group under our credit agreement. All loans under the credit agreement are made in the ordinary course of business, are made on substantially the same terms, including interest rates, as those prevailing at the time for comparable loans with persons not related to the lender, and do not involve more than the normal risk of collectability or present other unfavorable features.

Patrick J. Kelly is a director of the Company and the majority owner of Resource 1, a technology staffing company. In Fiscal 2018, the Company paid $766,824 to Resource 1 for staffing services.

Mr. Storch’s son, Michael E. Storch, is an employee of the Company in the Aviation Services business group and received total compensation of $175,279 in Fiscal 2018.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board, the Chairman of the Board, the Lead Director, the independent directors as a group, or any individual director or Committee Chair by mail addressed to:

AAR CORP.
Attention: Independent Directors, Lead Director or the name of the individual director
c/o Corporate Secretary
One AAR Place
1100 North Wood Dale Road
Wood Dale, Illinois 60191

The independent members of the Board of Directors have approved procedures for the processing, review and disposition of all communications sent by stockholders or other interested parties to the Board of Directors.

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Proposal 1 – Election of Directors

DIRECTOR COMPENSATION

The Board of Directors reviews director compensation annually to ensure that it is fair, appropriate and in line with its peer group companies. Every other year the Board works with the Compensation Committee’s independent compensation consultant to undertake an in-depth analysis of the type and amount of each element of director compensation. This in-depth analysis was last done at the Compensation Committee’s April 2018 meeting and resulted in a change to the annual director stock award program. See “—Fiscal 2019 Director Compensation” below.

The Fiscal 2018 director compensation program, as approved by the Board, was identical to the Fiscal 2017 director compensation program and consisted of the following compensation elements:

Compensation Element	Fiscal 2018 Non-Employee Director Compensation Program
Annual Retainer	$50,000
Lead Director Annual Retainer	$30,000
Committee Chair Annual Retainer	$10,000
Board and Committee Meeting Fees	$2,500 per meeting ($1,250 for telephone meetings)
Annual Stock Award	5,000 shares of common stock (vesting after one year)

All retainers are paid quarterly, and meeting fees are paid promptly following each meeting attended. The annual stock award for Fiscal 2018 was approved at the Board’s April 2017 meeting with an effective date of June 1, 2017 and a vesting date of June 1, 2018.

Cap on Director Compensation

The Board approved — and obtained stockholder approval of — an amendment to the AAR CORP. 2013 Stock Plan in 2016 that places a cap on the annual compensation of non-employee directors at $500,000 per director. This cap takes into account all cash compensation and the dollar value of all stock awards granted to a non-employee director in a single fiscal year. The purpose of this provision is to protect against conflicts of interest given that the directors approve their own compensation and to ensure that directors receive fair and reasonable, but not excessive, compensation for their services.

Ability to Defer Director Compensation

Non-employee directors may elect to defer receipt of their compensation under the Company’s Non-Employee Directors’ Deferred Compensation Plan (the “Director Plan”). Under the Director Plan, non-employee directors may defer retainers, meeting fees and stock awards into (a) a stock account, with the deferred compensation converted into stock units equivalent to shares of common stock based on the then current stock price, or (b) a cash account, with the deferred compensation credited with interest quarterly based on the 10-year United States Treasury Bond rate. Distributions of deferred compensation are made, at the participant’s election, in cash or in shares of common stock. Distribution occurs upon termination of service on the Board or on other dates as specified by the participant.

Each non-employee director, upon being elected a director, receives term life insurance coverage of $200,000 and is eligible (with spouse) to participate in a Company-paid annual physical program. The Company also reimburses its non-employee directors for travel, lodging and related expenses that they incur in attending Board and committee meetings and for other Company business expenses.

26       AAR

Proposal 1 – Election of Directors

Director Compensation Table

Fiscal 2018 Director Compensation

The table below sets forth all compensation paid to each non-employee director for Fiscal 2018. The table and related footnotes include Ronald R. Fogleman and Timothy J. Romenesko, who served as directors of the Company in Fiscal 2018 until their retirement at the 2018 annual meeting of stockholders on October 11, 2017.

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)[5]	Total ($)
Anthony K. Anderson	72,500	174,750	—	—	—	1,013	248,263
Norman R. Bobins	85,000	174,750	—	—	—	3,129	262,879
Michael R. Boyce	81,250	174,750	—	—	—	1,063	257,063
Ronald R. Fogleman	45,641	174,750	—	—	—	3,037	223,428
James E. Goodwin	115,453	174,750	—	—	—	1,063	291,266
Patrick J. Kelly	78,750	174,750	—	—	—	1,063	254,563
Duncan J. McNabb	82,500	174,750	—	—	—	4,199	261,449
Peter Pace	80,000	174,750	—	—	—	1,063	255,813
Jennifer L. Vogel	81,250	174,750	—	—	—	1,063	257,063
Marc J. Walfish	92,651	174,750	—	—	—	1,063	268,464
Ronald B. Woodard	96,250	174,750	—	—	—	2,221	273,221
[1]

Mr. Storch, Mr. Holmes and Mr. Romenesko are not included in this table because, as employee directors of the Company, they received no additional compensation for their service as directors in Fiscal 2018. Their compensation from the Company is set forth in the Summary Compensation Table in this proxy statement. Mr. Romenesko retired as a director of the Company on October 11, 2017. Ronald R. Fogleman, an independent director and former Lead Director of the Company, also retired on October 11, 2017.

[2]	The following table provides a breakdown of director fees earned or paid in cash for Fiscal 2018:

Name	Annual Retainer ($)	Committee Chair Retainer Fees ($)	Meeting Fees ($)	Lead Director Fee ($)	Total ($)
Anthony K. Anderson	50,000	—	22,500	—	72,500
Norman R. Bobins	50,000	—	35,000	—	85,000
Michael R. Boyce	50,000	—	31,250	—	81,250
Ronald R. Fogleman	17,995	3,599	13,250	10,797	45,641
James E. Goodwin	50,000	10,000	36,250	19,203	115,453
Patrick J. Kelly	50,000	—	28,750	—	78,750
Duncan J. McNabb	50,000	—	32,500	—	82,500
Peter Pace	50,000	—	30,000	—	80,000
Jennifer L. Vogel	50,000	—	31,250	—	81,250
Marc J. Walfish	50,000	6,401	36,250	—	92,651
Ronald B. Woodard	50,000	10,000	36,250	—	96,250
[3]

The amounts in this column reflect the aggregate grant date fair value of the Fiscal 2018 stock award of 5,000 shares granted on June 1, 2017 to each non-employee director computed in accordance with FASB ASC Topic 718. On May 31, 2018, each non-employee director held 5,000 unvested restricted shares that subsequently vested on June 1, 2018. On June 1, 2018, each non-employee director received a grant of 2,648 restricted shares that will vest on June 1, 2019.

[4]	No stock options were granted to non-employee directors in Fiscal 2018. No non-employee director held any stock options as of May 31, 2018.
[5]

This column includes the cost of the annual physical program, reimbursements for travel, lodging and hotel expenses in connection with the annual physical program, and the cost of term life insurance coverage.

2018 Proxy Statement       27

Proposal 1 – Election of Directors

Fiscal 2019 Director Compensation

At its April 2018 meeting, the Board of Directors, upon the recommendation of the Compensation Committee, approved a change to the stock award component of the director compensation program. Specifically, the Board approved a fixed-dollar value annual stock award of $120,000 (meaning that number of shares having a market value of $120,000 on the June 1, 2018 award date) in place of the prior annual stock award of 5,000 shares. The Board made this change because it believed that 5,000 shares was too large a stock award for directors given that the Company’s stock price increased 28% to $44.69 per share in Fiscal 2018.

Except for this change, the Board kept in place for Fiscal 2019 the other components of the Fiscal 2018 director compensation program.

Compensation Committee Interlocks and Insider Participation

Messrs. Anderson, Bobins, Boyce, and Woodard, General Pace and Ms. Vogel, all of whom are independent non-employee directors, are the current members of the Compensation Committee of the Board of Directors of the Company. None of the members of the Compensation Committee is or ever was an officer or employee of the Company or any of its subsidiaries, and none of the executive officers of the Company served on the board of directors or compensation committee of any entity whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Board of Directors of the Company.

28       AAR

Proposal	Board Recommendation
2 Advisory proposal to approve our Fiscal 2018 executive compensation	Our Board of Directors unanimously recommends that you vote FOR this resolution approving the Fiscal 2018 compensation paid to our named executive officers.

PROPOSAL SUMMARY

We are asking you to approve the following advisory proposal — commonly known as a “say-on-pay” proposal — on the compensation awarded to our named executive officers for Fiscal 2018 as disclosed in this proxy statement:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers for Fiscal 2018 as reported in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

We hold an annual vote on say-on-pay because we believe it is important to obtain the opinions of our stockholders on our executive compensation program. Each year our Compensation Committee takes a fresh look at the Company’s executive compensation program to determine whether to make any design or implementation changes. Reasons to make changes may include the results of prior say-on-pay votes, stockholder feedback, the financial and operating performance of the Company, the performance of individual senior management members, peer group changes or market trends.

The Compensation Committee designed the Fiscal 2018 executive compensation program to align executive pay with Company performance in order to create an identity of interest between management and stockholders. The Board encourages you to read the “Compensation Discussion and Analysis” and the accompanying executive compensation tables in this proxy statement for a comprehensive description of the Fiscal 2018 executive compensation program.

The only fixed compensation paid to the named executive officers in Fiscal 2018 was their base salary (except for one time-based restricted stock award of 1,500 shares to one executive officer). All other executive compensation was performance-based compensation under the Fiscal 2018 short-term incentive plan and the Fiscal 2018 long-term incentive plan:

Plan	Performance Goals
FY18 short-term incentive plan – cash bonuses	●Earnings per share ●Working capital turns
FY18 long-term incentive plan – performance shares	●Cumulative net income ●Average return on invested capital
FY18 long-term incentive plan – stock options	●Stock price appreciation

2018 Proxy Statement       29

Proposal 2 – Executive Compensation

The tables below show the breakdown of performance-based compensation and fixed compensation paid to the Company’s named executive officers in Fiscal 2018.

	Performance-Based Compensation ($)
Named Executive Officer	Annual Performance- Based Cash Bonus	Performance-Based Restricted Stock	Stock Options	Total Performance-Based Compensation	Performance-Based Compensation as a Percentage of Total Direct Compensation
David P. Storch	1,740,850	1,692,480	1,483,200	4,916,530	84%
John M. Holmes	1,044,510	1,022,540	889,920	2,956,970	84%
Michael D. Milligan*	337,500	375,003	98,644	811,147	71%
Timothy J. Romenesko**	515,200	308,525	308,228	1,131,953	80%
Robert J. Regan	535,808	458,380	435,690	1,429,878	78%
Eric S. Pachapa	279,576	—	47,277	326,853	49%
*	Joined AAR on September 1, 2017.
**	Retired on December 31, 2017.

	Fixed Compensation ($)
Named Executive Officer	Base Salary	Time-Based Restricted Stock	Total Fixed Compensation	Fixed Compensation as a Percentage of Total Direct Compensation
David P. Storch	941,000	—	941,000	16%
John M. Holmes	564,600	—	564,600	16%
Michael D. Milligan	337,500	—	337,500	29%
Timothy J. Romenesko	278,486	—	278,486	20%
Robert J. Regan	413,751	—	413,751	22%
Eric S. Pachapa	288,400	52,890	341,290	51%

Our Compensation Committee believes that the executive compensation paid to our named executive officers in Fiscal 2018, in form and amount, was appropriate and in the best interests of the Company and its stockholders.

This say-on-pay advisory vote is not binding on the Board of Directors. The Board, however, will review and consider the voting results and other relevant factors in responding to this advisory vote.

Compensation Committee Fiscal 2018 Report on Executive Compensation

The Compensation Committee of the Board of Directors of the Company furnishes the following report to the stockholders of the Company in accordance with applicable SEC rules.

The Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with the Company’s management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of Directors of AAR CORP.

Ronald B. Woodard, Chair
Anthony K. Anderson
Norman R. Bobins
Michael R. Boyce
Peter Pace
Jennifer L. Vogel

30       AAR

Proposal 2 – Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Named Executive Officers

This Compensation Discussion and Analysis (“CD&A”) describes our Fiscal 2018 executive compensation program for the following “named executive officers” of the Company:

Name	Title
David P. Storch	Chairman of the Board; previously, Chairman of the Board and Chief Executive Officer
John M. Holmes	President (since June 1, 2017) and Chief Executive Officer (since June 1, 2018)
Michael D. Milligan	Vice President and Chief Financial Officer (since September 1, 2017)
Timothy J. Romenesko	Former Chief Financial Officer (through August 31, 2017) and Former Vice Chairman (through December 31, 2017)
Robert J. Regan	Vice President, General Counsel and Secretary
Eric S. Pachapa	Vice President, Controller and Chief Accounting Officer

We have had several named executive officer changes since June 1, 2017:

●	On June 1, 2017, Mr. Holmes became President and Chief Operating Officer of the Company. Mr. Storch retained the positions of Chairman of the Board and Chief Executive Officer.
●	On September 1, 2017, Mr. Milligan succeeded Mr. Romenesko as Chief Financial Officer of the Company. Mr. Romenesko retained his title of Vice Chairman until his retirement on December 31, 2017.
●	On June 1, 2018, Mr. Storch became Chairman of the Board of the Company following his retirement on May 31, 2018. Mr. Holmes succeeded Mr. Storch as Chief Executive Officer on that date.

Fiscal 2018 Business Performance Highlights

(dollars in millions except per share data) For the year ended May 31,	2018	2017	2016	2015	2014
Net sales	$1,748.3	$1,590.8	$1,525.4	$1,448.0	$1,415.5
Operating profit (loss)	86.0	82.3	75.5	(31.2)	53.8
Diluted earnings per share	$0.41	$1.64	$1.37	$0.24	$1.83
Financial Position
Working capital	609.4	553.4	540.3	456.9	645.4
Total assets	1,524.7	1,504.1	1,456.0	1,454.1	2,159.8
Total debt	178.9	156.2	145.3	154.0	634.0
Stockholders equity	936.3	914.2	865.8	845.1	1,000.7

●	Sales growth of 9.9% in Fiscal 2018 over Fiscal 2017
●	Consolidated gross profit increase of 11.8% in Fiscal 2018 over Fiscal 2017
●	Income from continuing operations of $73.7 million (compared to $52.0 million in Fiscal 2017)
●	Adjusted diluted earnings per share from continuing operations of $1.79 (a 17% increase over $1.53 in Fiscal 2017)*
●	Strong balance sheet with $442 million of availability under credit facility and accounts receivable program
●	$13.1 million of stock repurchases and $10.3 million of cash dividends in Fiscal 2018
*	Please see Appendix B for a reconciliation of this non-GAAP measure.

For more information about our Fiscal 2018 performance, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on July 11, 2018. For more information about our stock price performance, please see “Comparison of Cumulative Five-Year Total Return” in our Form 10-K.

2018 Proxy Statement       31

Proposal 2 – Executive Compensation

Fiscal 2018 Executive Compensation Highlights

Pay–for–Performance Alignment for Executive Officers

●	Annual cash bonuses linked to two key performance metrics: earnings per share (80%) and working capital turns (20%)
●	Long-term incentives 100% performance-based: performance shares and stock options (except for one grant of 1,500 shares of time-based restricted stock)
●	Performance shares linked to three key performance metrics: income from continuing operations, return on invested capital and relative total stockholder return (beginning Fiscal 2019)

Competitive Pay Opportunities

●	Target total pay opportunities for AAR’s executive officers as a group are within a competitive range around the median of the Company’s peer group
●	AAR’s compensation mix – cash versus equity, fixed versus variable, and annual versus longer-term – also is generally consistent with peer group company best practices

Recent Changes to Executive Compensation Program

●	No discretionary cash bonus awards under the short-term incentive plan
●	No one-off stock awards – all stock awards granted annually under the long-term incentive plan
●	Elimination of the stock price re-test provision in performance share awards (beginning Fiscal 2019)
●	Introduction of a new pay metric – relative total stockholder return – for performance share awards (beginning Fiscal 2019)
●	Adoption of a fixed-dollar value annual stock award for directors in place of a fixed-share award (beginning Fiscal 2019)

OUR EXECUTIVE COMPENSATION GOALS AND PHILOSOPHY

Our executive compensation program has three primary goals:

●	Engage Executive Talent: Attract and retain talented executives capable of producing outstanding business results for the Company;
●

Align Pay and Performance: Motivate and reward executives by paying for performance in a manner that reflects the Company’s performance results, the business group performance and individual performance; and

●

Diversify Pay Mix: Provide compensation that strikes a proper balance between short-term and long-term compensation, and between fixed compensation and at-risk or variable compensation, with an emphasis on stock compensation to align the interests of executives with the interests of the Company’s stockholders.

Our executive compensation philosophy is to target “total direct compensation” – defined as base salary plus annual cash bonus opportunity plus the dollar value of annual stock awards – of our named executive officers at or around the midpoint of market (i.e., ± 15% of the median of our peer group) and to provide the opportunity for our named executive officers to reach or exceed the market 75th percentile with exceptional performance. In practice, the compensation opportunities for individual executives may vary depending on experience, effectiveness, performance and other relevant factors. By incentivizing and rewarding outstanding performance, our executive compensation program seeks to link the achievement of the Company’s key performance goals directly with the pay outcomes for our named executive officers.

32       AAR

Proposal 2 – Executive Compensation

The Company generally targets its annual pay mix to place significant weight on performance-based compensation over fixed compensation. This pay mix is reflected in the following breakdown of target total direct compensation:

Chief Executive Officer	Other NEOs

PRINCIPAL ELEMENTS OF OUR FISCAL 2018 EXECUTIVE COMPENSATION PROGRAM

The table below describes and explains the purpose of the principal elements of the Fiscal 2018 executive compensation program for our named executive officers:

Compensation Element	Form of Compensation	Performance Period	Performance Measures	Purposes of the Compensation Element
Base salary	Cash	1 year	●Individual performance and contributions ●Qualifications and responsibilities ●Experience and tenure with the Company ●Competitive salary considerations
●Rewards individual performance and contributions consistent with an individual’s position and responsibilities
●Provides competitive compensation
●Balances risk-taking concerns associated with performance-based compensation

Annual cash bonus	Cash	1 year	●Earnings per share ●Working capital turns	●Provides short-term, cash-based incentive ●Measures performance against key corporate goals
Stock options	Stock	Up to 10 years (stock option term)	●Stock price	●Promotes retention of executive talent ●Aligns payout directly with stockholder value creation
Performance-based restricted stock	Stock	3 years	●Income from continuing operations ●Return on invested capital ●Relative total stockholder return (beginning Fiscal 2019)	●Promotes retention of executive talent ●Ties payout to achievement of key corporate goals
Time-based restricted stock (applicable to only one named executive officer in Fiscal 2018)	Stock	N/A	●Continued employment	●Promotes retention of executive talent ●Aligns payout directly with stockholder value creation

2018 Proxy Statement       33

Proposal 2 – Executive Compensation

FISCAL 2018 EXECUTIVE COMPENSATION

At its July 2017 meeting, the Compensation Committee approved Fiscal 2018 executive compensation, consisting of base salaries, annual cash bonuses and long-term stock awards for the Company’s named executive officers.

Fiscal 2018 Base Salaries

The Compensation Committee believes that base salaries — representing fixed compensation — should be a less significant percentage of total compensation than performance-based compensation.

For Fiscal 2018, the Compensation Committee approved a 3% increase in the base salaries of the named executive officers, except that:

●

The base salary of David P. Storch, the Company’s Chief Executive Officer at the time, was increased 12.7% to $941,000 to place him slightly above the median base salary for CEOs in the Company’s peer group; and

●

The base salary of John M. Holmes was increased 21.8% to $564,600, principally in consideration of his promotion to, and increased responsibilities as, President and Chief Operating Officer of the Company beginning June 1, 2017. This base salary places Mr. Holmes slightly below the median base salary for Presidents in the Company’s peer group.

The base salary of Michael D. Milligan, our Chief Financial Officer, was set at or around the median level for Chief Financial Officers of the Company’s peer group companies.

The following table shows Fiscal 2017 and Fiscal 2018 annual base salaries for the named executive officers, as set by the Compensation Committee:

Named Executive Officer	Fiscal 2017 ($)	Fiscal 2018 ($)
David P. Storch	835,000	941,000
John M. Holmes	463,500	564,600
Michael D. Milligan	—	337,500	*
Timothy J. Romenesko	463,500	278,486	**
Robert J. Regan	401,700	413,751
Eric S. Pachapa	280,000	288,400
*	Mr. Milligan joined the Company on September 1, 2017, and this amount represents 9/12 of his annual salary of $450,000.
**	Mr. Romenesko retired on December 31, 2017, and this amount represents 7/12 of his annual salary of $477,405.

FISCAL 2018 ANNUAL CASH BONUSES

Section 162(m) Annual Cash Incentive Plan

The Company’s stockholders previously approved the AAR CORP. Section 162(m) Annual Cash Incentive Plan, which sets a ceiling on the annual cash bonuses payable under the Company’s short-term incentive plans, including the Fiscal 2018 short-term incentive plan. The purpose of the Section 162(m) Annual Cash Incentive Plan is to enable the annual bonuses to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

The Section 162(m) Annual Cash Incentive Plan uses as its performance goal the Company’s net income for a given fiscal year. It establishes a maximum award opportunity for each participant, expressed as a percentage of net income. The maximum annual awards are 5% of net income for the Chief Executive Officer and 2% for all other participating officers. These maximum awards are designed to cap the bonuses determined under the Company’s annual short-term bonus plans. Accordingly, any bonus determined under the Fiscal 2018 short-term incentive plan or any performance plan is subject to these caps. In each year since the inception of the Section 162(m) Annual Cash Incentive Plan in Fiscal 2010, the Compensation Committee has exercised negative discretion to reduce the annual cash bonuses of the named executive officers to the amounts determined under the Company’s short-term incentive plan, as described below.

34       AAR

Proposal 2 – Executive Compensation

Fiscal 2018 Short-Term Incentive Plan

The Compensation Committee approved the Fiscal 2018 short-term incentive plan for the executive officers of the Company – Mr. Storch, Mr. Holmes, Mr. Romenesko, Mr. Regan and Mr. Pachapa. The Compensation Committee added Mr. Milligan as a participant in this plan after he joined the Company as Vice President and Chief Financial Officer on September 1, 2017.

The Fiscal 2018 short-term incentive plan used two performance goals to determine annual cash bonuses: the Company’s earnings per share (weighted 80%) and the Company’s working capital turns (weighted 20%).

The following table shows the earnings per share and working capital turns performance goals at the threshold, target and maximum levels:

Performance Goal	Threshold (50%)	Target (100%)	Maximum (250%)
Earnings per share (80% weighting)	$1.25	$1.56	$1.87
Working capital turns (20% weighting)	2.56	3.20	3.84

Target earnings per share of $1.56 represented on 8% increase over the prior year’s actual earnings per share from continuing operations. Target working capital turns of 3.20 represented a slight decrease from the prior year’s actual working capital turns of 3.25, reflecting the expected investment in working capital during Fiscal 2018.

The Compensation Committee believes earnings per share and working capital turns are critical performance measures of the Company’s financial success. Earnings per share measures the Company’s performance in delivering earnings to stockholders, and working capital turns measures the Company’s effectiveness in using its working capital and, in particular, in using its cash. “Earnings per share” is defined under the Fiscal 2018 short-term incentive plan as diluted earnings per share (including earnings from both continuing operations and discontinued operations) as disclosed by the Company in its periodic reports filed with the SEC. “Working capital turns” is defined as net sales divided by average working capital (net accounts receivable plus net inventories minus accounts payable). In calculating “earnings per share” and “working capital turns,” the Compensation Committee may exclude special charges or unusual or infrequent items incurred during the performance period and adjust for changes in GAAP if it determines that such exclusions are appropriate.

The Fiscal 2018 annual cash bonus opportunities (in dollar amounts and as a percentage of base salary) at the threshold, target and maximum levels for the participating named executive officers are set forth in the table below (performance between threshold and target levels and between target and maximum levels results in proportionate straight-line payouts):

	Threshold		Target		Maximum
Named Executive Officer	Dollar Amount ($)	Percent of Base Salary (%)	Dollar Amount ($)	Percent of Base Salary (%)	Dollar Amount ($)	Percent of Base Salary (%)
David P. Storch	470,500	50	941,000	100	2,352,500	250
John M. Holmes	282,300	50	564,600	100	1,411,500	250
Michael D. Milligan	168,750	37.5	337,500	75	843,750	187.5
Timothy J. Romenesko*	238,703	50	477,405	100	1,193,513	250
Robert J. Regan	144,813	35	289,626	70	724,064	175
Eric S. Pachapa	75,561	26.2	151,122	52.4	377,805	131
*	Mr. Romenesko retired on December 31, 2017 and thus was eligible to receive 7/12 of any bonus determined under the Fiscal 2018 short-term incentive plan.

The following table shows the Company’s actual versus target performance with respect to earnings per share and working capital turns under the Fiscal 2018 short-term incentive plan:

Performance goal	Fiscal 2018 Target	Fiscal 2018 Actual
Earnings per share (80%)	$1.56	$1.75	*
Working capital turns (20%)	3.20	4.14
*

Actual results reflect an adjustment made by the Compensation Committee, as permitted under the Fiscal 2018 short-term incentive plan, to exclude as special charges the $46.3 million ($1.34 per share) of impairment charges in Fiscal 2018 related to discontinued operations. The Compensation Committee determined that management’s decision to take the impairment charges was in the best interests of stockholders and should not adversely affect annual bonus decisions.

2018 Proxy Statement       35

Proposal 2 – Executive Compensation

Based on the Company’s above-target earnings per share and working capital turns performance in Fiscal 2018, the annual cash bonuses for the named executive officers under the Fiscal 2018 short-term incentive plan paid out an above-target level of approximately 185% (except for Mr. Milligan, who received a target bonus given that he was employed for only nine months of Fiscal 2018), as shown in the table below:

	Fiscal 2018 Short-Term Incentive Plan
Named Executive Officer	Target Bonus ($)		Actual Bonus ($)
David P. Storch	941,000		1,740,850
John M. Holmes	564,600		1,044,510
Michael D. Milligan	337,500		337,500
Timothy J. Romenesko	278,486	*	515,200	*
Robert J. Regan	289,626		535,808
Eric S. Pachapa	151,122		279,576
*	For the period through Mr. Romenesko's retirement on December 31, 2017

The Compensation Committee did not make any discretionary cash bonuses outside of the Fiscal 2018 short-term incentive plan to its named executive officers in Fiscal 2018.

Fiscal 2018 Stock Awards

The Compensation Committee approved awards of performance-based restricted stock, stock options and time-based restricted stock to employees of the Company under the Fiscal 2018 long-term incentive plan. The Compensation Committee decided that the named executive officers (other than Mr. Pachapa) should receive performance-based stock awards only – consisting of performance-based restricted stock and stock options. The Compensation Committee further decided that all stock recipients other than the named executive officers should receive both performance-based stock awards – in the form of stock options – and non-performance-based stock awards – in the form of time-based restricted stock.

In Fiscal 2018, as in other years, the Compensation Committee determined the types and dollar amounts of stock awards to be granted, based on a number of factors, including:

●	Its Fiscal 2018 executive compensation assessment;
●	The Company’s performance in the last fiscal year and its forecasted performance for the current fiscal year;
●	The Company’s budget for compensation expense;
●	The Company’s stock price;
●	The Committee’s emphasis on performance-based awards;
●	The Company’s burn rate experience under its stock plan;
●	The levels of responsibility, seniority and overall compensation of the participants; and
●	The Chief Executive Officer’s recommendations for participants other than himself.

In Fiscal 2018, the Compensation Committee continued its policy of granting performance-based stock awards — performance-based restricted stock and stock options — as the exclusive preferred long-term incentive compensation vehicles for the Company’s executive officers (except for one grant of 1,500 shares of time-based restricted stock).

The allocation for Fiscal 2018 was approximately 50% - 50% between performance-based restricted stock and stock options (depending on the executive officer involved). For Fiscal 2018, we continued to grant only performance-based restricted stock and stock options to our senior executives, underscoring our strong orientation to performance-based compensation. Deeper into the organization (including with respect to Mr. Pachapa), we granted shares of time-based restricted stock as a more value-certain, retention-oriented incentive.

The Compensation Committee’s use of performance-based restricted stock is intended to motivate executives to drive corporate performance, specifically with respect to net income performance and return on invested capital performance. The performance-based restricted stock is forfeited unless the Company achieves these performance goals at designated threshold levels over the three-year performance period. The Compensation Committee’s use of stock options is intended to focus executives on stock price appreciation. Stock options only have value to an executive if the Company’s stock price increases above its grant date value, thus providing a “win-win” for the executives and the Company’s stockholders. In these ways, the stock component of the Company’s executive compensation program fully reflects a pay-for-performance emphasis.

36       AAR

Proposal 2 – Executive Compensation

Performance-Based Restricted Stock

The Compensation Committee approved the following grants of performance-based restricted stock to the named executive officers for Fiscal 2018, with the grants subject to performance and vesting conditions over the three-year performance period beginning June 1, 2017 and ending May 31, 2020:

	Fiscal 2018 Performance-Based Restricted Stock
Named Executive Officer	Number of Shares at Target	Grant Date Fair Value ($)
David P. Storch	48,000	1,692,480
John M. Holmes	29,000	1,022,540
Michael D. Milligan	9,690	375,003
Timothy J. Romenesko	8,750	308,525
Robert J. Regan	13,000	458,380
Eric S. Pachapa*	—	—
*	Mr. Pachapa received a grant of 1,500 shares of time-based restricted stock in lieu of a performance-based restricted stock award.

The grant date fair value of the shares in the table above was based on the $35.26 closing price of the Common Stock on the July 9, 2017 date of grant ($38.70 on October 10, 2017 in the case of Mr. Milligan).

The Compensation Committee designated cumulative net income (weighted 75%) and return on invested capital (weighted 25%) as the two performance goals for the performance-based restricted stock under the Fiscal 2018 long-term incentive plan. The Compensation Committee believes this combination of earnings growth and capital returns measures is appropriate because it captures critical elements of the Company’s performance over the three-year period.

The table below shows the threshold, target and maximum levels set by the Compensation Committee for each of these performance goals:

Performance Goal	Threshold (50%)	Target (100%)	Maximum (250%)
Cumulative Net Income (75% weighting)	$139.4 million	$174.2 million	$209.0 million
Three-Year Return on Invested Capital (25% weighting)	4.68%	5.85%	7.02%

The Fiscal 2018 long-term incentive plan provides that: performance below the threshold level results in a 0% payout; performance at the threshold level results in a 50% payout of the shares of performance-based restricted stock; performance at the target level results in a 100% payout; and performance at or above the maximum level results in a 250% payout. Performance between the threshold and target levels and between the target and maximum levels results in proportionate straight-line payouts. The Compensation Committee believes that the performance-based nature of these restricted stock awards provides appropriate incentives to executives in line with the interests of the Company’s stockholders.

If the performance goals for the three-year performance period through Fiscal 2020 are met, the shares will vest 100% on July 31, 2020. The Compensation Committee believes that the three-year performance and vesting periods provide the appropriate combination of incentive and risk management. Performance-based shares of restricted stock, once vested, remain subject to the retention requirements under the Company’s stock ownership guidelines.

The Compensation Committee set the targets for these performance goals at challenging levels to provide appropriate incentives for the named executive officers. The Compensation Committee is aware that the target levels present a significant risk that the performance-based shares will be fully or partially forfeited. In fact, all or a significant portion of the performance-based shares granted in the three-year performance periods ended May 31, 2014, May 31, 2015, May 31, 2016 and May 31, 2017 were forfeited, as shown below:

Performance Period Ending May 31,	Payout (%)
2017	21
2016	0
2015	0
2014	75.9

2018 Proxy Statement       37

Proposal 2 – Executive Compensation

The Compensation Committee included a stock price acceleration feature to the Fiscal 2018 performance-based restricted stock grants. This features provides that if the Company’s stock trades at an average price equal to or greater than $44.075 (125% of the $35.26 grant date stock price) for the 20 consecutive trading days ending on the last day of the performance period (May 31, 2020), the performance goals shall be deemed to have been met at the target level, regardless of whether the performance goals were met. If, however, the performance goals were met at an above-target level, then the payout would be at the above-target level.

In response to stockholder concerns about this stock price acceleration feature, the Compensation Committee did not include it in Fiscal 2019 performance-based restricted stock awards. Instead, the Compensation Committee:

●	Added a third performance measure – total stockholder return – to Fiscal 2019 performance-based restricted stock awards; and
●

Determined that total stockholder return will be measured on a relative basis rather than an absolute basis; specifically, that the Company’s total stockholder return for the three-year performance period beginning June 1, 2018 and ending May 31, 2021 will be compared against the total stockholder return performance of the Capital Goods companies in the S&P 600 Small Cap Index (which includes the Company).

Stock Options

The Compensation Committee approved the following grants of stock option awards for Fiscal 2018, subject to time-based vesting:

	Fiscal 2018 Stock Options
Named Executive Officer	Number of Shares	Grant Date Fair Value ($)
David P. Storch	160,000	1,483,200
John M. Holmes	96,000	889,920
Michael D. Milligan	9,690	98,644
Timothy J. Romenesko	33,250	308,228
Robert J. Regan	47,000	435,690
Eric S. Pachapa	5,100	47,277

The grant date fair value of the stock options in the table above was based on a Black-Scholes valuation, using the $35.26 closing price of the Common Stock on the July 9, 2017 date of grant ($38.70 on October 10, 2017 in the case of Mr. Milligan).

The stock options vest 33⅓ % on each of July 31, 2018, July 31, 2019 and July 31, 2020. The Compensation Committee believes that stock options serve a valuable purpose in helping to retain executives and reward them for building a career with the Company. Stock options, once vested, remain subject to the retention requirements under the Company’s stock ownership guidelines.

Fiscal 2018 Total Direct Compensation

The following table shows the target total direct compensation set for each named executive officer for Fiscal 2018, compared to the actual total direct compensation received by each named executive officer for Fiscal 2018 performance:

	Fiscal 2018 Total Direct Compensation
Named Executive Officer	Target ($)		Actual ($)		Actual as a % of Target
David P. Storch	5,057,680		5,857,530		1.16
John M. Holmes	3,041,660		3,521,570		1.16
Michael D. Milligan	1,148,647	*	1,148,647	*	1.00
Timothy J. Romenesko	1,173,725	*	1,410,439	*	1.20
Robert J. Regan	1,597,447		1,843,629		1.15
Eric S. Pachapa	539,689		668,143		1.24
*	The amounts for Mr. Milligan and Mr. Romenesko reflect the pro rata portion of base salary for the portion of the year worked.

38       AAR

Proposal 2 – Executive Compensation

Note that the difference between “target” and “actual” total direct compensation for each named executive officer (other than Mr. Milligan) is that the Fiscal 2018 actual cash bonus paid out at an above-target level based on above-target performance under the Fiscal 2018 short-term incentive plan. For example, Mr. Storch’s actual cash bonus for Fiscal 2018 – $1,740,850 was $799,850 more than his target cash bonus; adding $799,850 to Mr. Storch’s target total direct compensation of $5,057,680 results in actual total direct compensation of $5,857,530 for Fiscal 2018.

Note also that a significant portion of each named executive officer’s actual total direct compensation is performance-based compensation that will not be paid out unless the Company meets at least a threshold performance level. Again, using Mr. Storch as an example, $4,916,530 of his $5,857,530 total direct compensation (84%) in Fiscal 2018 is contingent on future performance.

OUR COMPENSATION COMMITTEE’S DECISION-MAKING PROCESS

Each year the Compensation Committee reviews the Company’s executive compensation program and the programs of other companies, including its peer group companies. The Compensation Committee seeks to confirm that each compensation element of the Company’s program, as well as the compensation structure, is not only competitive within the Company’s marketplace, but also is appropriate for the Company in light of its history, culture, performance and strategy. Particular attention is given to the Company’s stock price and total stockholder return to ensure proper alignment between executive compensation and stock price performance.

The Compensation Committee took the following actions in setting and approving executive compensation for Fiscal 2018.

●Reviewed and approved the Company’s Fiscal 2018 peer group. ●Reviewed and considered program design changes based on feedback from investors and proxy advisory firms.

●Assessed the Company’s prior year’s target executive compensation against the target executive compensation of the Company’s peer group companies.
●Assessed the Company’s prior year performance against the performance of peer group companies.
●Considered other information relevant to the Fiscal 2018 executive compensation program (e.g., the prior year’s say-on-pay result and the CEO’s recommendations).
●Set target Fiscal 2018 compensation — base salaries, annual cash bonuses and stock awards — for the Company’s executive officers.

●Approved Fiscal 2018 annual cash bonuses based on the Company’s performance in Fiscal 2018.
●Approved performance-based restricted stock outcomes for the three-year performance period ended May 31, 2018.

Fiscal 2018 Peer Group

The Compensation Committee believes that total compensation opportunities for the Company’s key executives, including the named executive officers, should be competitive with those offered by other companies competing for talent in the Company’s employment market.

The goal of the Compensation Committee is to assemble a set of peer group companies that provide relevant pay and performance comparisons with the Company. The Compensation Committee and its independent compensation consultant recognize that any peer group of the Company will be imprecise given the Company’s unique characteristics, the diversity of its businesses and the diversity of the markets in which the Company operates. They further recognize that there will be larger-sized and smaller-sized companies in the Company’s peer group; companies that are competitors in some but not all of the Company’s businesses; and other financial, business or market attributes that the peer group companies may or may not share with the Company.

2018 Proxy Statement       39

Proposal 2 – Executive Compensation

In constructing the Company’s Fiscal 2018 peer group, the Compensation Committee used the following criteria: company type; industry classification (using Standard and Poor’s GICS codes); companies of comparable size to the Company by annual revenue (with secondary consideration given to market value); and business focus (organizations that conducted business similar in nature to that conducted by the Company).

The Compensation Committee, together with its independent consultant and management, reviewed and discussed the Fiscal 2017 peer group to determine whether any changes were necessary or appropriate for Fiscal 2018. They considered the peer groups developed by the two largest proxy advisory firms. They also analyzed the similarities and differences between the Company’s businesses and the businesses of the companies in these other peer groups.

Following its review and analysis, the Compensation Committee recommended and the Board of Directors approved a Fiscal 2018 peer group consisting of the following 19 companies – the same 19 companies that comprised its Fiscal 2017 peer group:

Aerojet Rocketdyne Holdings, Inc.	KLX Inc.
Barnes Group, Inc.	Moog Inc
CACI International, Inc.	Rockwell Collins, Inc.
Crane Co.	Science Applications International Corporation
Cubic Corporation	Teledyne Technologies, Inc.
Curtiss-Wright Corp.	TransDigm Group Inc.
Esterline Technologies Corporation	Triumph Group, Inc.
Heico Corp.	Wesco Aircraft Holdings, Inc.
Hexcel Corporation	Woodward, Inc.
Kaman Corporation

The Compensation Committee noted, in particular, the following reasons for maintaining the same peer group in Fiscal 2018 as was in place in Fiscal 2017:

●	The importance of year-to-year consistency in the comparisons of executive compensation;
●	The fact that 11 of the 19 companies in the Company’s peer group were also listed as peer group companies by Institutional Shareholder Services (“ISS”), a large proxy advisory firm; and
●	The fact that 14 of the 19 companies in the Company’s peer group were also listed as peer group companies listed in the report of Glass Lewis, another large proxy advisory firm.

Recommendations of the Chief Executive Officer

The Compensation Committee considers the Chief Executive Officer’s recommendations but retains the ultimate decision-making authority and responsibility for compensation decisions affecting the Company’s executives, including its named executive officers.

The Compensation Committee considered the recommendations of the Chief Executive Officer in making Fiscal 2018 compensation decisions for all of the executive officers other than the Chief Executive Officer. In making his recommendations, the Chief Executive Officer evaluated the performance of the executives during the prior year against pre-established performance goals. Some of the performance goals related to the financial performance of the Company or the executive officer’s business group. Other performance goals were non-quantitative and related to leadership development, customer relationships, acquisition integration, diversity development, or similar Company initiatives. The Chief Executive Officer’s recommendations reflected his assessment of an individual executive officer’s overall contributions to the performance of the Company.

Role of the Compensation Consultant

Fiscal 2018 was the first full year in which Semler Brossy Consulting Group (“Semler Brossy”) served as the independent compensation consultant to the Compensation Committee. Semler Brossy provides research, data analysis, market information and compensation plan design expertise and experience to the Compensation Committee. In Fiscal 2018, Semler Brossy assisted with the design and implementation of the short-term and long-term incentive plans for the Company’s senior executives and the development of the Company’s peer group for executive compensation purposes. Semler Brossy also kept the Committee apprised of regulatory developments and market trends related to executive compensation practices.

Semler Brossy does not determine or recommend the amount or form of executive compensation for any of the Company’s executive officers. Representatives of Semler Brossy attended all meetings of the Compensation Committee in Fiscal 2018.

40       AAR

Proposal 2 – Executive Compensation

Say-on-Pay Vote

The Compensation Committee carefully considered the results of prior stockholder say-on-pay votes and other stockholder feedback in designing the current year’s executive compensation program and making executive compensation decisions for the Company’s executives. In July 2017 when the Compensation Committee was making Fiscal 2018 executive compensation decisions, it had the benefit of the say-on-pay vote at the Company’s October 2016 annual meeting where the holders of over 75% of the shares voted at the meeting approved the executive compensation paid to the Company’s named executive officers. The say-on-pay vote at the October 2017 annual meeting was over 78% in favor of our Fiscal 2017 executive compensation program. In the case of the October 2016 and October 2017 say-on-pay votes, the results were adversely affected by a negative recommendation from a large proxy advisory firm. The Compensation Committee carefully reviewed the reasons behind the negative recommendations and made adjustments to the executive compensation program that it considered appropriate (e.g., adding a relative total stockholder return measure to performance share awards).

Other Compensation Information

The Compensation Committee also considered certain historical compensation data for the Company’s executives. This data included summaries of cash and equity compensation received in past years by each executive officer. The Compensation Committee also reviewed the executives’ total annual compensation, including cash and non-cash direct compensation, cumulative benefits and savings under retirement plans and equity compensation programs, perquisites and potential payments on termination of employment, whether on a change-in-control of the Company or otherwise. It reviewed the performance of the Company and the executive officers during the year, taking into account pre-established goals, operational performance, business responsibilities, career experience, and long-term potential to enhance stockholder value. The Compensation Committee reviewed internal pay comparisons among the Company’s executives to ensure that the Company’s executive compensation program reflects the executives’ relative positions, responsibilities, and contributions to the Company.

KEY EXECUTIVE COMPENSATION POLICIES AND PRACTICES

The following are key factors that also affect the executive compensation decisions made by the Compensation Committee for the Company’s executives, including its named executive officers:

Stock Ownership Guidelines

The Company has stock ownership guidelines requiring directors and executive officers to own and retain a meaningful amount of the Company’s stock. The Board of Directors, upon the recommendation of the Compensation Committee, recently made the following revisions to these stock ownership guidelines:

●

Changed the non-employee director requirement to shares with a market value of $400,000 from a fixed number of 20,000 shares consistent with the change to a fixed dollar value for the annual director stock grant; and

●	Clarified the stock retention requirement.

The table below summarizes the current stock ownership guidelines:

Applicable Persons	Stock Ownership Requirement market value
Non-Employee Directors	$400,000 market value of shares (within five years of joining the Board)
Executive Officers
CEO
Direct Reports to CEO
Other Executive Officers

2018 Proxy Statement       41

Proposal 2 – Executive Compensation

Executive officers not in compliance with these guidelines must retain at least 50% of the net shares after the payment of the exercise price and the withholding of taxes in the case of an option exercise or the withholding of taxes in the case of the vesting of restricted stock. Failure to meet these stock ownership levels or to show sustained progress may result in a reduction in future stock awards. Stock values are measured as of each fiscal year-end, with unvested stock awards counted at 50% of their value and stock options counted at 0%.

All directors and named executive officers of the Company complied with the stock ownership requirements as of May 31, 2018.

Employment, Severance and Other Agreements

The Company has an employment agreement with Mr. Holmes, its President and Chief Executive Officer, and severance and change-in-control agreements with Mr. Milligan, the Company’s Vice President and Chief Financial Officer, and Mr. Regan, the Company’s Vice President, General Counsel and Secretary. See “— Employment Agreement with Mr. Holmes” for a description of the employment agreement between the Company and Mr. Holmes and “Potential Payments upon a Termination of Employment or a Change-in-Control of the Company” for a description of the severance and change-in-control agreements.

The rationale for the employment agreement and the severance and change-in-control agreements is to provide an appropriate measure of security and incentive to the executive officers in line with market practice and to promote the Company’s goal of senior leadership stability.

The Company also entered into agreements with Mr. Storch and Mr. Romenesko in connection with their retirement from the Company. See “— Agreements with Mr. Storch” and “— Agreements with Other Named Executive Officers.”

The Company has no tax gross-up provisions or single trigger change-in-control provisions in any agreement with any executive officer.

Equity Grant Practices

The Compensation Committee meets from time to time to consider and act with respect to equity compensation awards for the Company’s executive officers. As described, the Compensation Committee typically grants annual stock awards at its July meeting. The Compensation Committee — or the Chief Executive Officer pursuant to authority delegated by the Compensation Committee — also grants stock awards to newly hired or newly promoted employees at other times during the year. In all cases, the grant date is the date on which the Compensation Committee acts to approve the award, unless the Compensation Committee establishes the grant date at a specified future date. Board and Compensation Committee meetings are generally scheduled a year in advance and without regard to anticipated earnings or other major announcements by the Company. The Company does not time the granting of its equity compensation awards to affect the value of its executive compensation.

Perquisites

We provide certain perquisites to our executive officers in support of our goal of attracting and retaining talented leaders. See footnotes to the “Other Compensation” column of the Summary Compensation Table for a description and valuation of these perquisites. The Compensation Committee believes these perquisites are reasonable, market-competitive and consistent with the Company’s overall executive compensation program.

Retirement Benefits

The Company’s named executive officers participate in one or more of the following retirement plans:

●	Retirement Plan: A tax-qualified defined benefit plan whose benefit accruals ceased in June 2005.
●	Retirement Savings Plan: A tax-qualified 401(k) savings plan available to all employees.
●	SKERP: A non-qualified retirement plan that makes up 401(k) benefits that would otherwise be lost as a result of Internal Revenue Code limits and provides additional employer contributions.

The Compensation Committee views the retirement benefits for the named executive officers as reasonable, market-competitive and consistent with the Company’s overall executive compensation program.

42       AAR

Proposal 2 – Executive Compensation

Risk Management

The Compensation Committee considered, with the assistance of its independent compensation consultant, whether the Company’s compensation policies and practices in Fiscal 2018 for its employees, including the named executive officers, posed any significant risks or were reasonably likely to have a material adverse effect on the Company. The Compensation Committee determined that the Company’s compensation policies and practices did not encourage excessive or inappropriate risk-taking and that they were not reasonably likely to have any such material adverse effect on the Company.

The Compensation Committee believes that the design and operation of the Company’s executive compensation program are consistent with the Company’s risk management strategies for the following reasons:

●

The Fiscal 2018 executive compensation program was designed to provide a proper balance between cash and stock compensation, fixed and variable compensation, and short-term and long-term compensation. The Compensation Committee generally favors a heavier weighting of longer-term, performance-based stock compensation to align the executives’ interests with the interests of stockholders, to promote performance and to encourage long-term value creation.

●

Fiscal 2018 short-term incentive plan awards — performance-based cash compensation — were based on two different performance metrics: earnings per share and working capital turns, each of which provides benefits to the Company’s stockholders. In any year, regardless of the Company’s performance against these metrics, the Compensation Committee retains (and has exercised) the discretion to reduce any annual cash bonus for any reason.

●

The balance built into the Fiscal 2018 short-term incentive plan was also reflected in the Fiscal 2018 long-term incentive compensation awards, which consisted of performance-based restricted stock and stock options, and did not include any time-based restricted stock for executive officers (other than Mr. Pachapa). Each of these long-term equity-based incentive awards contains vesting periods designed to promote employee retention. They also are linked to the value of the Company’s common stock, thus aligning the executives’ interests with the interests of the Company’s stockholders.

●

The performance goals for performance-based restricted stock under the long-term incentive plan — cumulative net income and return on invested capital in Fiscal 2018 (and, beginning in Fiscal 2019, relative total stockholder return) — are different from the performance goals used under the short-term incentive plan (earnings per share and working capital turns). In addition, the Fiscal 2018 long-term incentive plan has a three-year performance period compared to the one-year performance period under the Fiscal 2018 short-term incentive plan. The Compensation Committee believes that these different performance goals and different performance periods allow the Company to pursue short-term and long-term goals in a balanced manner.

●

The Company’s stock ownership guidelines align the interests of directors and executive officers with the interests of stockholders, providing further assurance that decisions are made in the best interest of stockholders.

●	The Compensation Committee, its independent compensation consultant and senior management work together to ensure that the aggregate level of executive compensation fits within the Company’s budget.

Independence of Compensation Consultant

The Compensation Committee considered the independence of Semler Brossy, its compensation consultant in Fiscal 2018. The Compensation Committee’s consideration of Semler’s independence focused on the following factors:

●	Semler Brossy provides no other services to the Company and received no other fees from the Company apart from its compensation for consulting with the Compensation Committee;

●	The conflicts of interest policies and procedures of the Company and of Semler Brossy;

●	The fact that the Semler Brossy employees who provided compensation consulting services did not own any shares of the Company’s common stock;

●	The lack of any relationships between Semler Brossy and members of the Company’s Board of Directors; and

●	The lack of any relationships between Semler Brossy and any of the Company’s executive officers.

Based on this assessment, the Compensation Committee concluded that no conflicts of interest existed with respect to Semler Brossy and that Semler Brossy was independent of the Company.

2018 Proxy Statement       43

Proposal 2 – Executive Compensation

Incentive Compensation Clawback Policy

The Company has an incentive compensation clawback policy. The policy provides for the recoupment of incentive compensation paid to a current or former executive officer of the Company where such person’s misconduct contributed to an accounting restatement of the Company’s financial statements.

The Company is aware of the proposed compensation clawback rules issued by the SEC. The Company will revise its incentive compensation clawback policy to comply with the requirements of the SEC’s final rules if and when they are adopted.

Anti-Hedging and Anti-Pledging Policies

The Company maintains a strong insider trading policy aimed at ensuring that its directors, officers and employees do not use confidential or material non-public information in connection with trading in Company securities or in the securities of other companies with which the Company does business. The purpose of the insider trading policy is to promote compliance with applicable securities laws governing insider trading.

An important part of the Company’s insider trading policy is the prohibition on short sales, market put and call options, margining and hedging, pledging or hypothecation of the Company’s securities. The Company discourages its directors, officers and employees from engaging in short-term speculative trading, and the prohibition on hedging and pledging securities is consistent with this perspective.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code as in effect for Fiscal 2018 generally prevented a public company from claiming a deduction for compensation in excess of $1 million paid to the chief executive officer and the three other most highly compensated officers other than the chief financial officer. Section 162(m), however, contained an exception for certain performance-based compensation.

The Compensation Committee has considered the tax deductibility of executive compensation under Section 162(m) as one factor in determining the types and amounts of compensation to be paid to its executive officers. In some cases, the Compensation Committee determined that it was in the best interests of the Company and its stockholders to structure certain elements of executive compensation – for example, annual cash bonuses, performance-based restricted shares and stock options – that would qualify for the performance-based compensation exception under Section 162(m). In other cases, the Compensation Committee approved compensation arrangements – such as base salary and time-based performance shares – that were not entitled to the performance-based compensation exception and thus were subject to the deduction limit under Section 162(m).

The Tax Cut and Jobs Act (the “Tax Act”) amended Section 162(m) to cover a public company’s chief financial officer and to eliminate the performance-based compensation exception for tax years beginning on or after January 1, 2018, except with respect to certain grandfathered compensation arrangements. Accordingly, annual cash bonuses, performance-based restricted shares and stock options granted in Fiscal 2019 and later years will no longer qualify for this exception, which means that starting in Fiscal 2019, these awards will not be deductible for federal income tax purposes to the extent they cause compensation to exceed $1 million. In addition, compensation paid to a covered employee after termination of employment will also be subject to the $1 million limitation. Under a transition rule, outstanding performance-based restricted shares and stock options and post-termination compensation will not be subject to Section 162(m) as amended to the extent such compensation is considered paid pursuant to a binding written contract in effect as of November 2, 2017.

44       AAR

Proposal 2 – Executive Compensation

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table1

The following table sets forth compensation information for the Company’s named executive officers for Fiscal 2018, Fiscal 2017 and Fiscal 2016:

Name and Principal Position	Year	Salary ($)[2]	Bonus ($)[3]	Stock Awards ($)[4]	Option Awards ($)[5]	Non-Equity Incentive Plan Compensation ($)[6]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[7]	All Other Compensation ($)[8]	Total ($)
David P. Storch	2018	941,000	—	1,692,480	1,483,200	1,740,850	99,063	426,035	6,382,628
Chairman	2017	835,000	—	1,584,000	1,462,500	1,511,183	37,347	679,909	6,109,939
of the Board (effective	2016	755,250	—	1,150,500	1,150,500	1,014,800	35,727	603,414	4,710,191
June 1, 2018); Chief
Executive Officer
(through May 31, 2018)
John M. Holmes	2018	564,600	—	1,022,540	889,920	1,044,510	692	208,550	3,730,812
President and	2017	463,500	—	2,528,000	487,500	788,381	662	195,321	4,463,364
Chief Executive	2016	456,250	117,551	375,000	375,000	517,949	633	96,707	1,939,090
Officer (effective
June 1, 2018); President
and Chief Operating
Officer (through
May 31, 2018)
Michael D. Milligan	2018	337,500	—	375,003	98,644	337,500	—	1,731	1,150,378
Vice President and
Chief Financial
Officer (effective
September 1, 2017)
Timothy J. Romenesko	2018	278,486[9]	—	308,525	308,228	515,200	34,505	222,427	1,667,371
Former Chief Financial	2017	463,500	—	528,000	487,500	838,842	33,008	281,018	2,631,868
Officer (through	2016	456,250	507,400	375,000	375,000	—	31,576	316,962	2,062,188
August 31, 2018); Former
Vice Chairman (through
December 31, 2017)
Robert J. Regan	2018	413,751	—	458,380	435,690	535,808	—	112,743	1,956,372
Vice President, General	2017	401,700	—	462,000	390,000	508,898	—	142,368	1,904,966
Counsel and Secretary	2016	390,396	—	312,000	312,000	361,200	—	111,380	1,486,976
Eric S. Pachapa	2018	288,400	—	52,890	47,277	279,576		21,699	689,842
Vice President,	2017	263,333	—	36,000	32,500	265,534	—	12,006	609,373
Controller and Chief
Accounting Officer
[1]

General. The Summary Compensation Table provides specific compensation information for the Company’s named executive officers in accordance with applicable SEC rules. Please read the “Compensation Discussion and Analysis” section of this proxy statement for a more detailed explanation of the Company’s executive compensation program in Fiscal 2018.

[2]

Salary. The named executive officers, like all employees, received a 3% base salary increase in Fiscal 2018, except that Mr. Storch received a 12.7% increase and Mr. Holmes received a 21.8% increase for the reasons stated in the “Compensation Discussion and Analysis” section of the proxy statement.

[3]	Bonus. The Company did not pay any discretionary bonuses to any named executive officer in Fiscal 2018.

2018 Proxy Statement       45

Proposal 2 – Executive Compensation

[4]

Stock Awards. The amounts in this column for Fiscal 2018 reflect the grant date fair values of the performance-based restricted stock awards at their target levels and the time-based restricted stock award to Mr. Pachapa granted under the Fiscal 2018 long-term incentive plan. These values were computed in accordance with FASB ASC Topic 718. The grant date fair values of the performance-based stock awards, assuming the performance conditions are met at the maximum level (this assumption is required by SEC rules), are Mr. Storch: $4,231,200; Mr. Holmes: $2,556,350; Mr. Milligan: $937,508; Mr. Romenesko: $771,313; and Mr. Regan: $1,145,950. Mr. Pachapa did not receive a performance-based stock award in Fiscal 2018.

The Compensation Committee did not make any grants of time-based restricted stock awards to the named executive officers in Fiscal 2018, except for the award to Mr. Pachapa. See Note 5, to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for Fiscal 2018 for an explanation of the assumptions made by the Company in the valuation of the stock awards. The grant date fair values represent the Company’s accounting expense for the grants made to the named executive officers in a given year. These amounts do not represent the actual value that may be realized by the named executive officers because an award may be forfeited or may not vest or may vest at a lower or higher level. The “Compensation Discussion and Analysis” section of this proxy statement contains additional information about the awards of performance-based restricted stock granted in Fiscal 2018. Vesting information is presented under “Executive Compensation — Outstanding Equity Awards at Fiscal 2018 Year End — Vesting.”

[5]

Option Awards. The amounts in this column for Fiscal 2018 reflect the grant date fair value of the stock option awards computed in accordance with FASB ASC Topic 718. See Note 5 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for Fiscal 2018 for an explanation of the assumptions made by the Company in the valuation of these awards. The grant date fair values represent the Company’s accounting expense for the grants of stock options made to the named executive officers in a given year. These amounts do not represent the actual value that may be realized by the named executive officers because a stock option may be forfeited, may not be exercised or may not vest. The “Compensation Discussion and Analysis” section of this proxy statement contains additional information about the awards of stock options granted in Fiscal 2018. Vesting information is presented under “Executive Compensation —Outstanding Equity Awards at Fiscal 2018 Year End — Vesting.”

[6]

Non-Equity Incentive Plan Compensation. The Fiscal 2018 amounts in this column are the performance-based cash bonuses earned by Mr. Storch, Mr. Holmes, Mr. Milligan, Mr. Romenesko, Mr. Regan and Mr. Pachapa under the Company’s Fiscal 2018 short-term incentive plan. The “Compensation Discussion and Analysis” section of this proxy statement contains additional information about the Fiscal 2018 bonuses.

[7]

Change in Pension Value and Non-Qualified Deferred Compensation Earnings. This column shows the increase in the portion of the SKERP benefit derived from the defined benefit formula and the increased pension value under the Retirement Plan. This column does not include any preferential or above-market earnings on deferred compensation as the Company does not pay such earnings on the deferred compensation of its named executive officers.

[8]

All Other Compensation. The table below provides a breakdown, by type and amount, of the totals shown in the “All Other Compensation” column for each named executive officer in Fiscal 2018. As required by the SEC rules, the Company values perquisites based on the aggregate incremental cost to the Company.

Named Executive Officer	Company 401(k) Plan Contributions ($)	Company SKERP Contributions ($)	Club Dues and Expenses ($)	Financial Planning ($)	Auto Allowance ($)	Company- Paid Split-Dollar Life Insurance Premium ($)	Executive Physical ($)	Severance ($)	Spouse Travel ($)	Total ($)
David P. Storch	18,946	238,402	67,978	22,360	12,300	66,049	—	—	—	426,035
John M. Holmes	16,897	158,715	13,246	15,845	—	—	—	—	3,847	208,550
Michael D. Milligan	1,731	—	—	—	—	—	—	—	—	1,731
Timothy J. Romenesko	17,017	166,030	8,100	16,174	—	10,168	4,407	—	531	222,427
Robert J. Regan	16,146	80,767	—	15,830	—	—	—	—	—	112,743
Eric S. Pachapa	12,132	—	—	9,567	—	—	—	—	—	21,699
[9]	Actual base salary amount paid to Mr. Romenesko through his retirement date of December 31, 2017.

Agreements with Mr. Storch

We entered into an agreement with Mr. Storch in connection with his retirement from the Company and a separate agreement with respect to his assumption of certain duties as Chairman of the Board and as a consultant to the Company on June 1, 2018.

Under his retirement agreement, Mr. Storch was entitled to receive his annual cash bonus under the Fiscal 2018 short-term incentive plan, his 2018 contributions under the Company’s SKERP (including the Additional Supplemental Company Contributions), and continued coverage under the Company’s health and dental plans and executive health programs for his and his spouse’s lifetime on the same terms generally made available to actively employed executive officers (this lifetime benefit was previously provided to Mr. Storch under his employment agreement). As Mr. Storch was retirement eligible under the Company’s stock plans, he continues to vest in outstanding stock awards in accordance with the regular vesting schedule.

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Proposal 2 – Executive Compensation

Under his agreement as Chairman of the Board and as a consultant to the Company, Mr. Storch will receive compensation as a director under the Company’s director compensation program; a separate annual retainer of $180,000 and reimbursement in an annual amount not to exceed $30,000 for an outside office for the years that he serves as Chairman of the Board; and a retainer of $475,000 for services as a consultant to the Company in Fiscal 2019. Mr. Storch’s consulting services include advising the Chief Executive Officer; assisting with the development and implementation of the Company’s business strategy and capital allocation plans; representing the Company to customers, suppliers and industry partners; and providing other services as reasonably requested by the Board.

Employment Agreement with Mr. Holmes

We entered into an amended and restated employment agreement with John M. Holmes, effective when he became President and Chief Executive Officer of the Company on June 1, 2018. The agreement runs through May 31, 2021 and thereafter renews annually, subject to either party’s right to terminate.

The table below outlines the principal terms of Mr. Holmes’s employment agreement.

Type of Benefit	Description
Annual base salary	$750,000, as may be subsequently increased by the Compensation Committee
Annual cash bonus	Target cash bonus opportunity of 100% of base salary and a maximum opportunity of 250% of base salary based on achievement of performance goals established each year by the Compensation Committee
Annual stock award	As determined each year by the Compensation Committee ($2.25 million for Fiscal 2019)
Perquisites

Financial planning and tax preparation services (not to exceed $15,000 per calendar year); participation in the Company’s executive physical program; and participation in the defined contribution portion of the Company’s SKERP.

Termination / Change-in-Control benefits	See “Potential Benefits Payable Upon Termination of Employment or a Change-in-Control of the Company — Employment Agreement with John Holmes”

Agreements with Other Named Executive Officers

The Company has a severance and change-in-control agreement with each of Mr. Milligan, the Company’s Chief Financial Officer, and Mr. Regan, the Company’s General Counsel and Secretary. See “Potential Benefits Payable Upon a Termination of Employment or a Change-in-Control of the Company” for information about these severance and change-in-control agreements.

The Company entered into a retirement and consulting agreement with Mr. Romenesko, its former Vice Chairman and Chief Financial Officer, in connection with his retirement on December 31, 2017. Under this agreement, Mr. Romenesko was entitled to a pro-rata portion of the annual cash bonus under the Fiscal 2018 short-term incentive plan, his annual contributions under the Company’s SKERP and continued coverage under the Company’s health and dental plans and executive health plans for his and his spouse’s lifetime on the same terms generally made available to actively employed executive officers. As Mr. Romenesko was retirement eligible under the Company’s stock plans, he continues to vest in outstanding stock awards in accordance with the regular vesting schedule.

The agreement further provides that Mr. Romenesko will provide consulting services to the Company through December 31, 2018 on financial and accounting matters for a retainer of $230,000 and certain other benefits as set forth in the agreement, including tax and financial planning (not to exceed $12,000), payment of club dues (not to exceed $12,000) and health coverage for his dependents through December 31, 2018.

Fiscal 2018 Grants of Plan-Based Awards

The following table sets forth information for each named executive officer with respect to:

●	Estimated possible payouts under non-equity incentive plan award opportunities for Fiscal 2018;
●	Estimated possible payouts under equity incentive plan award opportunities for Fiscal 2018;
●	Other stock awards made in Fiscal 2018; and
●	Stock options granted in Fiscal 2018.

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Proposal 2 – Executive Compensation

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock or Units (#)[4]	All Other Option Awards: Number of Securities Underlying Options (#)[5]	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)[6]
Named Executive Officer	Grant Date[1]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David P. Storch		470,500	941,000	2,352,500				—			—
	7/10/17				24,000	48,000	120,000				1,692,480
	7/10/17								160,000	35.26	1,483,200
John M. Holmes		282,300	564,600	1,411,500				—			—
	7/10/17				14,500	29,000	72,500				1,022,540
	7/10/17								96,000	35.26	889,920
Michael D. Milligan		168,750	337,500	843,750				—			—
	10/10/17				4,845	9,690	24,225				375,003
	10/10/17								9,690	38.70	98,644
Timothy J. Romenesko		238,703	477,405	1,193,513				—			—
	7/10/17				4,375	8,750	21,875				308,525
	7/10/17								33,250	35.26	308,228
Robert J. Regan		144,813	289,626	724,064				—			—
	7/10/17				6,500	13,000	32,500				458,380
	7/10/17								47,000	35.26	435,690
Eric. S. Pachapa		75,561	151,122	377,805				—			—
	7/10/17							1,500			52,890
	7/10/17								5,100	35.26	47,277
[1]	The Compensation Committee granted annual stock awards under the Company’s Fiscal 2018 long-term incentive plan at its meeting on July 10, 2017 (October 10, 2017 in the case of Mr. Milligan).
[2]

Annual cash bonuses under the Company’s Fiscal 2018 short-term incentive plan were subject to performance in Fiscal 2018, which has now occurred. The information in these columns reflects the range of potential payouts at the time the performance goals were set by the Compensation Committee at its meeting on July 10, 2017 (October 10, 2017 in the case of Mr. Milligan).

[3]

The information in these columns shows the range of performance-based restricted stock grants that could be earned by the named executive officers under the Fiscal 2018 long-term incentive plan. The actual number of shares of performance-based restricted stock granted under the Fiscal 2018 long-term incentive plan is listed in the “Target” column. See the “Compensation Discussion and Analysis” section of this proxy statement for a description of the performance-based restricted stock awards under the Fiscal 2018 long-term incentive plan.

[4]	There were no awards of time-based restricted stock to the Company’s named executive officers under the Company’s Fiscal 2018 long-term incentive plan, except for the award to Mr. Pachapa.
[5]	This column shows the number of shares subject to stock options granted to the named executive officers under the Company’s Fiscal 2018 long-term incentive plan.
[6]

The grant date fair values of the performance-based restricted stock awards at the target level, the time-based restricted award to Mr. Pachapa and the stock option awards were computed in accordance with FASB ASC Topic 718.

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Proposal 2 – Executive Compensation

Outstanding Equity Awards at Fiscal 2018 Year-End

The following table sets forth information for each named executive officer with respect to:

●	Each stock option that remained outstanding as of May 31, 2018; and
●	Each award of restricted stock that was not vested and remained outstanding as of May 31, 2018.

	Option Awards[1]					Restricted Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)[4]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[5]
David P. Storch	49,022	0	—	29.65	7/11/21	18,898	844,552	164,021	7,330,098
	126,720	31,680	—	25.43	7/15/23
	102,540	51,270	—	26.62	8/7/25
	74,999	150,001	—	24.00	7/11/26
	0	160,000	—	35.26	7/10/27
John M. Holmes	10,000	0	—	12.90	7/16/22	2,000	89,380	149,258	6,670,340
	16,500	5,500	—	25.43	7/15/23
	33,422	16,712	—	26.62	8/7/25
	24,999	50,001	—	24.00	7/11/26
	0	96,000	—	35.26	7/10/27
Michael D. Milligan	0	9,690	—	38.70	10/10/27	0	0	9,690	433,046
			—
			—
			—
Timothy J. Romenesko	0	15,840	—	25.43	7/15/23	8,125	363,106	48,238	2,155,756
	0	16,712	—	26.62	8/7/25
	0	50,001	—	24.00	7/11/26
	0	33,250	—	35.26	7/10/27
			—
Robert J. Regan	24,239	0	—	17.27	7/12/20	5,000	223,450	46,064	2,058,600
	14,118	0	—	29.65	7/11/21
	38,016	9,504	—	25.43	7/15/23
	27,806	13,905	—	26.62	8/7/25
	19,999	40,001	—	24.00	7/11/26
	0	47,000	—	35.26	7/10/27
Eric S. Pachapa	1,666	3,334	—	24.00	7/11/26	8,488	379,329	0	0
	0	5,100	—	35.26	7/10/27
[1]

These columns show the number, option exercise price and option expiration date of outstanding stock options held by the named executive officers at the end of Fiscal 2018. The first column shows this information for exercisable stock options, and the second column shows this information for unexercisable stock options.

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Proposal 2 – Executive Compensation

[2]	This column shows the number of unvested shares of time-based restricted stock held by the named executive officers at the end of Fiscal 2018. The table below shows the vesting dates for these unvested shares:

Vesting Date	Mr. Storch	Mr. Holmes	Mr. Milligan	Mr. Romenesko	Mr. Regan	Mr. Pachapa
7/31/18	8,125	1,000	—	4,062	2,500	4,988
7/31/19	8,125	1,000	—	4,063	2,500	2,000
7/31/20	—	—	—	—	—	1,500
[3]	This column shows the market value of the unvested shares of time-based restricted stock held by the named executive officers based on a price of $44.69 per share (the closing price of the common stock on May 31, 2018).
[4]	This column shows the number of unvested shares of performance-based restricted stock at the target level held by the named executive officers at the end of Fiscal 2018. The table below shows the vesting dates for these unvested shares:

Vesting Date	Mr. Storch	Mr. Holmes	Mr. Milligan	Mr. Romenesko	Mr. Regan	Mr. Pachapa
7/31/18	46,619	14,505	—	15,787	12,767	—
7/11/19	—	41,666	—	—	—	—
7/31/19	69,402	22,420	—	23,701	20,297	—
7/11/20	—	41,667	—	—	—	—
7/31/20	48,000	29,000	9,690	8,750	13,000	—
[5]	This column shows the market value of the unvested shares of performance-based restricted stock at the target level held by the named executive officers based on a price of $44.69 per share (the closing price of the common stock on May 31, 2018).

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Proposal 2 – Executive Compensation

Vesting

The vesting rules for stock options, shares of time-based restricted stock and shares of performance-based restricted stock are described in the following table:

	General Rule	Retirement[2]	Disability	Death
Stock Options	33 1/3% in each of years 1, 2 and 3 (Stock options granted prior to Fiscal 2016 vest 20% per year for five years)

Stock options continue to vest in accordance with the vesting schedule (except if death occurs before the option expiration date, unvested options are forfeited and vested options are exercisable for the period described under “Death”)

Stock options continue to vest until the earlier of (i) one year after termination of employment and (ii) the option expiration date (except that if death occurs before the option expiration date, unvested options are forfeited and vested options are exercisable for the period described under “Death”)

Unvested stock options expire on the date of death and vested stock options continue to be exercisable until the earlier of one year after the date of death or the expiration date of the stock option, provided that if death occurs after three months of Retirement, the vested stock options are exercisable until the expiration date.

Time-Based Restricted Stock[1]	100% cliff vesting in year 3 (Stock granted prior to Fiscal 2016 vests 50% in each of years 4 and 5)	Stock continues to vest in accordance with the vesting schedule

Stock vests pro-rata based on the date of Disability

(Stock granted prior to Fiscal 2016 vests 100% if disability occurs after the 4th anniversary of grant and vests 50% if disability occurs on or before the 4th anniversary of grant)

Stock vests pro-rata based on the date of death

(Stock granted prior to Fiscal 2017 vests 100% if death occurs after the 4th anniversary of grant and vests 50% if death occurs on or before the 4th anniversary of grant)

Performance-Based Restricted Stock	100% cliff vesting in year 3, assuming performance conditions are met (Stock granted prior to Fiscal 2017 vests 33 1/3% in each of years 3, 4 and 5, assuming the performance conditions are met)	Stock continues to vest in accordance with the vesting schedule	Stock vests pro-rata based on the date of Disability (Stock granted prior to Fiscal 2017 continues to vest in accordance with the vesting schedule)	Stock vests pro-rata based on the date of death (Stock granted prior to Fiscal 2017 continues to vest in accordance with the vesting schedule)
[1]	Time-based restricted stock awards generally have not been made to the Company’s executive officers since Fiscal 2016.
[2]	Retirement is defined as voluntary retirement when an employee reaches age 65 or the employee reaches age 55 and the employee’s age and the number of consecutive years of service is at least 75. Mr. Storch and Mr. Romenesko were each retirement eligible when they retired and, accordingly, their outstanding stock awards continue to vest in accordance with the regular vesting schedule.

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Proposal 2 – Executive Compensation

Fiscal 2018 Option Exercises and Stock Vested

The following table sets forth information for each named executive officer concerning:

●	The exercise of options during Fiscal 2018;
●	The dollar amount realized on exercise of the options;
●	The number of shares of restricted stock that vested during Fiscal 2018; and
●	The value of those vested shares.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
David P. Storch	86,400	2,490,912	16,600	717,068
John M. Holmes	—	—	418	15,633
Michael D. Milligan	—	—	—	—
Timothy J. Romenesko	188,666	3,628,084	8,300	358,534
Robert J. Regan	28,640	632,652	5,006	216,093
Eric S. Pachapa	—	—	—	—
[1]	These amounts represent the difference between the closing market price of the common stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the option.
[2]	These amounts represent the closing market price of the common stock on the date of vesting, multiplied by the number of shares that vested.

Retirement Program Benefits

The Company provides defined benefit pension benefits under the SKERP and the Retirement Plan. The following table shows the years of service currently credited to each named executive officer under the applicable plan and the present value of the accumulated benefit payable under the applicable plan to each named executive officer at the earliest age an unreduced benefit is payable.

Fiscal 2018 Pension Benefits

Named Executive Officer	Plan Name	Number of Years Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Fiscal 2018 ($)
David P. Storch	Retirement Plan	26.4	899,892	—
	SKERP	N/A	372,427	—
John M. Holmes[3]	Retirement Plan	3.7	15,951	—
	SKERP	N/A	N/A	N/A
Michael D. Milligan	Retirement Plan	N/A	N/A	—
	SKERP	N/A	N/A	N/A
Timothy J. Romenesko	Retirement Plan	24.4	795,350	—
	SKERP	N/A	261,535	—
Robert J. Regan[3]	Retirement Plan	N/A	N/A	N/A
	SKERP	N/A	N/A	N/A
Eric S. Pachapa[3]	Retirement Plan	N/A	N/A	N/A
	SKERP	N/A	N/A	N/A
[1]	Number of Years of Credited Service as of May 31, 2005, the date the Retirement Plan was frozen.
[2]	Amounts shown in this column are calculated as of the last business day of Fiscal 2018, which is the measurement date for reporting purposes in the Company’s Annual Report on Form 10-K for Fiscal 2018. See Note 8 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for an explanation of the assumptions made by the Company in determining the amounts reported in this column.
[3]	Mr. Holmes, Mr. Milligan, Mr. Regan and Mr. Pachapa do not participate in the defined benefit portion of the SKERP. Mr. Milligan, Mr. Regan and Mr. Pachapa do not participate in the Retirement Plan.

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SKERP — Defined Benefit Portion

The Company provides supplemental retirement benefits to certain executives and key employees under the SKERP. The SKERP, which is a non-qualified plan, contains a defined benefit portion and a defined contribution portion. Mr. Storch and Mr. Romenesko are the only named executive officers who participated in the defined benefit portion. In connection with their respective retirements, and pursuant to their previous elections, Mr. Romenesko received a lump sum distribution of his benefit in July 2018 and Mr. Storch will receive a lump sum distribution of his benefit in December 2018.

Benefit Accruals

Benefits were accrued until October 1, 2001 pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to: (i) 1/12 of 60% for Mr. Storch and 50% for Mr. Romenesko of Final Average Earnings less (ii) the monthly benefit payable under the Company’s Retirement Plan determined as of October 1, 2001. For purposes of this benefit formula, (i) “Final Average Earnings” is defined as 1/5 of a participant’s Compensation during the five consecutive years within the last 10 years preceding termination of employment during which such Compensation was the highest, and (ii) “Compensation” is defined as the participant’s income reported on Form W-2, including pre-tax contributions to the Retirement Savings Plan, reduced by the income attributable to restricted stock and stock options, reimbursements or other expense allowances and fringe benefits. Benefits accrued on and after October 1, 2001 under the defined benefit portion of the SKERP accrue pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1/12 of 60% for Mr. Storch and 50% for Mr. Romenesko of 25% of the percentage increase in the participant’s base salary from September 30, 2001 to the date of the participant’s termination of employment. The benefits accrued by Mr. Storch and Mr. Romenesko as of May 31, 2006 were transferred to the defined contribution portion of the SKERP and held in an account maintained thereunder for each participant, so the only remaining benefits paid from this portion of the SKERP were benefits accrued after May 31, 2006.

The retirement benefit will be forfeited if during the one-year period following termination of employment, the participant violates the covenant not to compete contained in the SKERP. As a condition to receiving his retirement benefit, a participant agreed in writing to return the benefit, plus 8% interest, in the event of such forfeiture.

Retirement Plan

The Company’s Retirement Plan is a tax-qualified pension plan. Benefit accruals ceased under the Retirement Plan with respect to most participants, including the named executive officers, effective June 1, 2005. Mr. Milligan, Mr. Regan and Mr. Pachapa do not participate in the Retirement Plan because their dates of hire were after June 1, 2005.

The material terms and conditions of the Retirement Plan as they pertain to Mr. Storch, Mr. Holmes and Mr. Romenesko are as follows:

Benefit Formula

Until January 1, 2000, benefits were accrued pursuant to a formula that provides a monthly single life annuity at retirement at age 65 equal to 1 1 / 2 % of the participant’s Final Average Earnings reduced by the participant’s Social Security offset determined under the Plan, multiplied by the participant’s years of Credited Service (up to 20). Effective as of January 1, 2000, the Plan was converted to a cash balance type of plan, subject to a “grandfather” provision applicable to certain participants based on age and years of service. An account is maintained for each participant which consists of (i) an opening account balance equal to the then present value of the benefit accrued by the participant under the prior formula as of December 31, 1999, (ii) quarterly contributions made by the Company equal to a percentage of compensation based on the participant’s age and years of Credited Service, and (iii) quarterly interest credits made by the Company equal to 25% of the 30-year Treasury securities interest rate for the second month preceding the beginning of each quarter. For purposes of the benefit formulae, “Final Average Earnings” and “Compensation” have the same definitions as used in the SKERP, as discussed above.

The benefits under the Retirement Plan generally ceased accruing on June 1, 2005, although the participants’ cash balance accounts continue to be credited with interest until the benefits are distributed.

Vesting

Participants are eligible to receive benefits from the Retirement Plan after completing five years of vesting service. The named executive officers who participate in the Retirement Plan are fully vested in their benefits.

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Proposal 2 – Executive Compensation

Payment of Retirement Benefits

Participants can elect to receive their benefits upon termination of employment or they can defer receipt of benefits until normal retirement age (age 65). Any vested participant can elect benefits at any time after termination of employment, with the benefit actuarially reduced to reflect payment prior to age 65. The Retirement Plan also provides for a disability retirement benefit. The normal form of benefit payment for a married participant is a joint and 50% survivor annuity, and the normal form of benefit payment for an unmarried participant is a single life annuity. Participants, with spousal consent, if applicable, can waive the normal form of benefit payment and elect to have benefits paid in various annuity forms, which are the actuarial equivalent of the normal form, or in a lump sum.

Mr. Storch received a lump sum payment of his benefit following his retirement, and Mr. Romenesko has not yet elected payment of his benefit (he is not yet age 65). Mr. Holmes is the only remaining named executive officer who participates in the Retirement Plan.

Non-Qualified Deferred Compensation

The Company provides non-qualified deferred compensation benefits under the defined contribution portion of the SKERP. The following table below shows the contributions made by each participating named executive officer and by the Company in Fiscal 2017, the earnings accrued on the named executive officer’s account balance in Fiscal 2017, and the account balance as of May 31, 2017.

Fiscal 2018 Non-Qualified Deferred Compensation

Named Executive Officer	Executive Contributions in Fiscal 2018 ($)[1]	Company Contributions in Fiscal 2018 ($)[2]	Aggregate Earnings in Fiscal 2018 ($)[3]	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at May 31, 2018 ($)[4]
David P. Storch	122,446	238,402	2,567,562	—	21,365,459
John M. Holmes	67,494	158,715	225,405	—	1,994,252
Timothy J. Romenesko	56,610	166,030	652,269	(777,193)	5,032,966
Robert J. Regan	46,114	80,767	320,264	—	2,198,964
[1]

The amount of contributions made by each named executive officer and reported in this column in respect of salary deferrals in Fiscal 2018 is included in each named executive officer’s compensation reported in the Summary Compensation Table as “Salary.” The amount of contributions reported in this column also reflects deferral of cash bonuses paid in Fiscal 2018 but earned and reported in the Summary Compensation Table for Fiscal 2017.

[2]	The amount of Company contributions reported in this column for each named executive officer is reported in the “All Other Compensation” column in the Summary Compensation Table.
[3]	The investment earnings reported in this column for each named executive officer are not reported in the Summary Compensation Table.
[4]

The aggregate balance as of May 31, 2018 reported in this column for each named executive officer reflects amounts that have been previously reported as compensation in the Summary Compensation Table for Fiscal 2018 or prior years, except the following amounts of earnings included in the account balance: Mr. Storch, $12,047,894; Mr. Romenesko, $2,613,904; Mr. Holmes, $776,749; and Mr. Regan, $997,491. The aggregate balance as of May 31, 2018 also includes the following cumulative amounts transferred from the defined benefit portion of the SKERP: Mr. Storch, $1,712,865 and Mr. Romenesko, $272,876. Mr. Milligan and Mr. Pachapa did not participate in the SKERP in Fiscal 2018.

SKERP — Defined Contribution Portion

The defined contribution portion of the SKERP covers certain executives and key employees designated by the Compensation Committee. The material terms and conditions of this portion of the SKERP include the following:

Contributions

Each participant may make an advance election to contribute a portion of the participant’s base salary (up to 75%) for a calendar year and a portion of the bonus (up to 75%) paid for the Company’s fiscal year. The Company makes the following contributions: (i) the matching contribution that could not be made under the Retirement Savings Plan due to the Internal Revenue Code limit on compensation that can be taken into account in determining benefits ($275,000 in 2018), based on the

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Proposal 2 – Executive Compensation

formula in the Retirement Savings Plan (i.e., 20% of the first 5% of the participant’s contributions, up to 1% of compensation); (ii) the portion of the profit sharing contribution that could not be made under the Retirement Savings Plan due to the Code’s compensation limit and (iii) annual supplemental contributions to the accounts of the Chief Executive Officer and other eligible officers. To receive a credit of this annual supplemental contribution, the participant generally must be employed on the day before the contribution is made to the SKERP (unless termination of employment is due to death or disability).

Mr. Storch and Mr. Romenesko also have amounts held in a supplemental account that were transferred from the defined benefit portion of the SKERP, which represent the lump sum value of each participant’s accrued benefit as of May 31, 2006 under the defined benefit portion. These amounts are now subject to the terms and conditions of the defined contribution portion of the SKERP.

Vesting

A participant is fully vested in amounts attributable to his own deferral contributions, and vests in all Company contributions, except supplemental contributions, at a rate equal to 33 1/3% for each year of vesting service (subject to full vesting upon age 65, death or disability). A participant vests in amounts attributable to Company supplemental contributions (i) made prior to October 17, 2007, upon the earlier of age 65, or age 57 with 15 years of service, and (ii) made after October 17, 2007, upon the earlier of age 65, or age 55 with the sum of age and years of service equal to at least 75. Participants fully vest in their benefits upon a change in control of the Company.

Investments

Each participant’s plan accounts are credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the SKERP consist of 24 mutual funds including 10 “Life Cycle” fund choices and a Company common stock fund. Participants may change investment elections at any time, subject to limitations under the Company’s insider trading policy with respect to investment changes in the Company common stock fund.

Distributions

The portion of a participant’s account attributable to salary and bonus deferrals is paid on a date elected by the participant, which must be at least seven months and not later than 15 years after termination. The participant can elect to have this paid in a lump sum or installments not to exceed 15 years. A participant who fails to make an election will have his account paid in a lump sum seven months after termination. This election generally must be made in advance, at the same time the participant completed his or her deferral election. The remainder of the participant’s SKERP account is paid in a lump sum seven months after termination.

Notwithstanding the foregoing, (i) a participant may elect distribution of the portion of his accounts earned and vested as of December 31, 2004 (and earnings thereon) upon written election prior to termination of employment; (ii) a participant can change the time and form of payment of the portion of his accounts earned and vested after December 31, 2004 in accordance with procedures set forth in the plan; (iii) a participant can elect a distribution at any time in order to satisfy an unforeseeable hardship (as defined in the plan); and (iv) in the event of a potential change in control of the Company (as determined by the Board), the portion of the participant’s accounts earned and vested as of December 31, 2004 (including earnings thereon) will be distributed in an immediate lump sum.

In connection with their respective retirements, and pursuant to their previous elections, Mr. Romenesko was paid all of his benefits by July, 2018 and Mr. Storch will be paid all his benefits by December, 2018.

Forfeiture Events

A participant will forfeit the portion of his plan accounts attributable to Company supplemental contributions and to amounts transferred from the defined benefit portion of the SKERP, if applicable, if his employment is terminated for cause (as defined in the SKERP), or if during employment or the one-year period thereafter the participant violates the covenant not to compete contained in the SKERP. The forfeiture provision does not apply if the participant’s termination of employment causes benefits to be paid to him under change in control provisions of any agreement between the participant and the Company.

2018 Proxy Statement       55

Proposal 2 – Executive Compensation

Retirement Savings Plan

The Retirement Savings Plan is a tax-qualified retirement plan (i.e., a 401(k) plan) that covers most United States employees, including the named executive officers. The material terms and conditions of the Retirement Savings Plan as it pertains to non-union employees are as follows:

Contributions

A participant can elect to defer up to 75% of the participant’s compensation, up to a maximum of $18,500 for 2018, or $24,500 if age 50 or older. Contributions can be made on a pre-tax or after-tax basis, as elected by the participant. Under the current eligibility provisions, unless a participant elects otherwise participation is automatic at a 5% deferral rate, with an automatic 1% annual increase.

The Company provides a matching contribution, a profit sharing contribution and a retirement benefit contribution. The current matching contribution is made, as of each payroll period, in an amount equal to 20% of the first 5% of the participant’s contributions, up to 1% of the participant’s compensation, to the Plan for such payroll period. The profit sharing contribution is based on the participant’s contributions as of the end of the prior calendar year and the economic performance of the participant’s operating unit, and is equal to a percentage of up to 5% of the participant’s compensation. The non-elective retirement benefit contribution is equal to a percentage of compensation, up to 4%, based on the participant’s age and years of credited service. A participant must have earned one year of service to be eligible for the non-elective retirement benefit contribution, and generally must be employed on the last day of the calendar year to receive a profit sharing contribution. Compensation for purposes of determining contributions includes cash compensation shown as income on the participant’s Form W-2, reduced by the participant’s contributions to the plan and excluding the income attributable to restricted stock options, reimbursements or other expense allowances and fringe benefits and subject to the Code’s compensation limit ($275,000 for 2018).

Investments

Each participant’s plan account is credited with earnings and losses based on investment alternatives made available by the plan committee and selected by the participant from time to time. The investment options currently offered under the plan consist of 24 mutual funds including 10 “Life Cycle” fund choices. Participants may change investment elections at any time.

Vesting

Participants are fully vested in their own contribution accounts, and vest in the Company contribution accounts at a rate equal to 33 ⅓% for each year of vesting service (subject to full vesting upon age 65, death or disability).

Distributions

Participants can elect distributions of the plan accounts upon termination of employment in a lump sum, an eligible rollover distribution, or, if early or normal retirement has been attained, in installments not to exceed 15 years. Mr. Storch and Mr. Romenesko have each taken a lump-sum distribution of their benefits following their retirement.

Potential Payments Upon a Termination of Employment or a Change-in-Control of the Company

The Company provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment involving a change-in-control of the Company. These benefits are in addition to the benefits to which the employees would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, stock options and restricted stock that are otherwise vested as of the date of termination and the right to elect continued health coverage pursuant to COBRA). These benefits as they pertain to the named executive officers are as described and set forth in the tables beginning on page __.

56       AAR

Proposal 2 – Executive Compensation

Employment Agreement with President and Chief Executive Officer John M. Holmes

The Company’s employment agreement with Mr. Holmes provides for the following severance benefits:

Termination of Employment — Prior to, or More than 18 Months After, a Change-in-Control

If prior to, or more than 18 months after, a Change-in-Control, either the Company terminates his employment other than for Cause or Disability or Mr. Holmes terminates his employment for Good Reason, Mr. Holmes is entitled to: (i) continued payment of his base salary for 24 months, and (ii) a lump sum payment equal to two times the average of the cash incentive bonuses paid to him for the preceding two fiscal years of the Company. Payments cease upon a breach of the confidentiality or non-compete provisions set forth in the agreement (the non-compete provisions remain in effect for the 18-month period following any such termination of employment).

Termination of Employment — Within 18 Months Following a Change-in-Control

If Mr. Holmes’s employment is terminated within 18 months following a Change-in-Control either by the Company other than for Cause or Disability or by Mr. Holmes for Good Reason, he is entitled to:

●

An immediate lump sum payment equal to the sum of (A) any unpaid salary through the date of termination and any unpaid bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to him had he remained employed until the end of the fiscal year and all performance goals were met at target level, and (C) three times his base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount;

●

Continued coverage for Mr. Holmes and his spouse under the Company’s welfare and fringe benefit plans for three years following termination of employment (he and his spouse can elect continued medical and dental coverage pursuant to COBRA at the end of such three-year period);

●	Reasonable legal fees incurred by Mr. Holmes in enforcing the agreement; and
●	Outstanding awards under the 2013 Stock Plan will vest and performance goals will be deemed satisfied at the higher of target level or actual level.

If any excise tax would be triggered, Mr. Holmes may elect to either (i) receive the full amount of severance benefits and be responsible for paying the excise tax or (ii) receive severance benefits up to the maximum amount that can be paid without triggering the excise tax.

Termination of Employment — Disability

Regardless of whether a Change-in-Control is involved, if Mr. Holmes’s employment terminates due to Disability, he will receive payment pursuant to the Company’s disability plans then in effect, and he will continue to receive coverage under the Company’s medical, dental, and life insurance plans for two years following such termination.

In any event, payments under the employment agreement in connection with Mr. Holmes’s termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

For purposes of Mr. Holmes’s employment agreement:

“Change-in-Control” means the earliest of (i) a person’s acquisition of more than 35% of the voting power of the Company’s outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company’s assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of a majority of the directors then in office.

“Cause” means Mr. Holmes’s (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing or malfeasance, (ii) disregard of a material, lawful and proper direction from the Board, (iii) material breach of the employment agreement that is not cured within 30 days of receipt of notice from the Company, (iv) final, non-appealable conviction of a felony that involves bribery, embezzlement or fraud against the Company, or (v) willful misconduct that causes material financial, reputational or other harm to the Company.

“Disability” means a physical or mental condition that has prevented Mr. Holmes from substantially performing his duties under the employment agreement for a period of 180 days and that is expected to continue to render Mr. Holmes unable to substantially perform his duties for the remaining term of the employment agreement on a full-time basis.

2018 Proxy Statement       57

Proposal 2 – Executive Compensation

“Good Reason” means (i) a material reduction in the nature or scope of Mr. Holmes’s duties or responsibilities or in his compensation (including benefits), (ii) removal or a failure to nominate Mr. Holmes as a director, (iii) a material breach of the employment agreement by the Company that is not cured within 30 days of receipt of notice from Mr. Holmes, or (iv) a relocation of his primary place of employment by 50 or more miles.

“Retirement” means Mr. Holmes’s voluntary termination of employment that does not result in severance payments under the employment agreement.

Severance and Change-in-Control Agreements

The Company has severance and change-in-control agreements with Mr. Milligan and Mr. Regan.

The severance and change-in-control agreements with Mr. Milligan and Mr. Regan provide for the following benefits upon the following types of employment termination:

Termination of Employment — Prior to, or More than 18 Months After, a Change-in-Control

If prior to, or more than 18 months after, a Change-in-Control of the Company, the executive’s employment is terminated by the Company other than for Cause or Disability, he is entitled to (i) continued salary for 12 months or, if earlier, until he obtains comparable employment, (ii) any earned bonus not yet paid for the preceding fiscal year, and (iii) a pro-rata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year in which the termination occurs. Any bonus will be paid in a lump sum on the later of the time bonuses are paid to other officers and the end of the severance period (with interest at the prime rate plus 1% from the earlier of such dates). If the executive terminates his employment, or if the Company terminates the executive’s employment for Cause, the Company may, but is not required to, pay the above-described severance benefits. Severance payments will cease if the executive breaches the confidentiality or non-compete provisions in the agreement, which are in effect for the one-year severance period.

Termination of Employment — Within 18 Months Following a Change-in-Control

If the executive’s employment is terminated within 18 months following a Change-in-Control by the Company other than for Cause or Disability or by the executive for Good Reason, he is entitled to (i) an immediate lump sum payment equal to the sum of (A) any unpaid salary and bonus earned for the preceding fiscal year, (B) a pro rata portion of the bonus that would have been paid to the executive had he remained employed until the end of the fiscal year and as if all performance goals were at target level (including the value of any restricted stock granted in lieu of bonus), and (C) two times base salary and cash bonus for either the most recently completed fiscal year prior to the termination or the preceding fiscal year, whichever produces the higher amount, (ii) continued coverage for the executive and his dependents under the Company’s welfare and fringe benefit plans for two years following termination of employment (the executive and his dependents can elect continued medical and dental coverage pursuant to COBRA at the end of such two-year period), (iii) Company-paid outplacement services for the earlier of 18 months or the attainment of new employment (up to a maximum Company expense of 3.5% of the amount paid to the executive pursuant to (i)(C) above) and (iv) reasonable legal fees incurred by the executive in enforcing the agreement. In addition, any outstanding awards under the 2013 Stock Plan will vest and performance goals will be deemed satisfied at the higher of target level or actual performance level. The agreements’ non-compete provisions do not apply in the case of a termination of employment following a Change-in-Control.

If any excise tax would be triggered, the executive may elect to either (i) receive the full amount of severance benefits and be responsible for paying the excise tax or (ii) receive severance benefits up to the maximum amount that can be paid without triggering the excise tax.

58       AAR

Proposal 2 – Executive Compensation

Termination of Employment — Disability

If the executive’s employment terminates due to Disability, the executive will receive payment pursuant to the Company’s disability plans then in effect and will continue to receive coverage under the Company’s medical, dental and life insurance plans for two years following such termination.

For purposes of the severance and change-in-control agreements:

“Change-in-Control” means (i) a person’s acquisition of more than 20% of the voting power of the Company’s outstanding stock, (ii) a merger or consolidation of the Company that results in the holders of the voting stock immediately prior thereto holding less than 60% of the voting stock of the resulting or surviving entity, (iii) a sale of substantially all of the Company’s assets other than to an entity at least 80% owned by the Company, or (iv) the election, without the consent of the incumbent Board, of the lesser of three directors or a majority of the directors then in office.

“Cause” means the executive’s (i) dishonesty, intentional breach of fiduciary duty, or intentional wrongdoing, (ii) disregard of a material and proper direction from the Board, or (iii) material breach of the agreement that is not cured within 10 days of receipt of notice from the Company.

“Disability” means a physical or mental condition that has prevented the executive from substantially performing his duties under the agreement for a period of 180 days and that is expected to continue to render the executive unable to substantially perform his duties for the remaining term of the agreement on a full-time basis.

“Good Reason” means (i) a material reduction in the nature or scope of the executive’s duties or responsibilities, or in his compensation (including benefits), (ii) the executive’s determination that as a result of a material change in employment circumstances he is unable to adequately carry out his duties, or (iii) a relocation of the executive’s primary place of employment by more than 50 miles.

In any event, payments under the agreements in connection with termination of employment that would be considered deferred compensation under Section 409A of the Internal Revenue Code will be delayed for six months following such termination to the extent necessary to comply with Section 409A.

Stock Plans

A named executive officer’s termination of employment can result in enhanced benefits under the AAR CORP. Amended and Restated. Stock Benefit Plan and the AAR CORP. 2013 Stock Plan, depending on the reason for such termination:

Stock Options

If termination is due to Retirement (as defined), options continue to vest in accordance with the vesting schedule and can be exercised until the expiration date, except that if death occurs before the award expires, then unvested stock options are forfeited. If death occurs within three months after Retirement, vested options can be exercised until the earlier of one year after death or the option expiration date, and if death occurs after three months from Retirement, vested options can be exercised until the option expiration date. If termination is due to Disability (as defined), options continue to vest and are exercisable until the earlier of one year after termination of employment and the option expiration date, except that if death occurs before the award expires, then unvested options are forfeited and vested options are exercisable for the period described herein. If death occurs during employment, or within three months after termination of employment for reasons other than Cause, then unvested options are forfeited and vested options are exercisable until the earlier of one year after death or the option expiration date.

Restricted Stock Awards

In the case of performance-based or time-based restricted stock awards, if termination is due to Retirement, Disability or death, the awards continue to vest in accordance with their vesting schedule.

The AAR CORP. Stock Benefit Plan has change-in-control provisions that apply to participants who do not have a severance and change-in-control agreement. Upon a Change-in-Control of the Company (as defined in the Stock Benefit Plan) that does not have prior written approval of the Board, all options and restricted stock awards will fully vest. Upon a Change-in-Control that has the approval of the Board, the Compensation Committee has the discretion to either provide for full vesting of options and restricted stock awards or grant replacement awards with respect to the successor company’s stock.

2018 Proxy Statement       59

Proposal 2 – Executive Compensation

Award agreements under the AAR CORP. 2013 Stock Plan do not provide for vesting upon a Change-in-Control (as defined) unless there is a termination of employment by the Company without Cause or by the participant for Good Reason within two years following the Change-in-Control.

Other Agreements

We have entered into agreements with Mr. Storch and Mr. Romenesko in connection with each executive’s retirement from the Company.  See “—Agreements with Mr. Storch” and “—Agreements with Other Named Executive Officers” for a description of these agreements.

Tables of Potential Payments Upon a Termination of Employment or a Change-in-Control of the Company

The tables below quantify the benefits described above that would be paid to each current named executive officer (other than Mr. Storch and Mr. Romenesko who are no longer employees of the Company) under the following termination of employment or change-in-control events, assuming a change-in-control or a termination of employment occurred on May 31, 2018 (the last business day of Fiscal 2018).

	Equity Vesting — On or After a Change-in-Control
Named Executive Officer	Vesting of Restricted Stock ($)[1]	Vesting of Stock Options ($)[2]
John M. Holmes	6,759,720	2,347,717
Michael D. Milligan	433,046	58,043
Robert J. Regan	2,282,050	1,705,141
Eric S. Pachapa	379,329	117,073
[1]

Under the Company’s stock plans and severance and change-in-control agreements, all restricted stock (both performance-based and time-based) generally vests upon a change-in-control of the Company or upon a qualifying termination of employment that occurs within two years following a change-in-control. See “— Stock Plans” above. The amounts shown reflect the number of shares that would have vested upon a change-in-control and termination of employment, if applicable, on May 31, 2018, based on the number of shares multiplied by $44.69 (the closing price of the common stock on May 31, 2018).

[2]

Under the Company’s stock plans and severance and change-in-control agreements, all stock options generally vest upon a change-in-control of the Company or upon a qualifying termination of employment that occurs within two years following a change-in-control. See “— Stock Plans” above. The amounts shown reflect the number of option shares that would have vested upon a change-in-control and termination of employment, if applicable, multiplied by the difference (but not less than zero) between the option exercise price and $44.69 (the closing price of the common stock on May 31, 2018).

Termination of Employment
Prior to, or More Than 18 Months After, a Change-in-Control

	Other than Cause					Disability			Death
Named Executive Officer	Salary ($)[1]	Bonus ($)[2]	Restricted Stock ($)[3]	Stock Options ($)[4]	Health and Welfare ($)	Health and Welfare ($)[5]	Restricted Stock ($)[6]	Stock Options ($)[7]	Restricted Stock ($)[6]
John M. Holmes	1,129,200	1,832,891	—	—	—	43,015	2,451,938	925,145	2,451,938
Michael D. Milligan	450,000	337,500	—	—	—	43,015	84,203	19,342	84,203
Robert J. Regan	413,751	535,808	—	—	—	43,015	1,484,256	848,090	1,484,256
Eric S. Pachapa	—	—	—	—	—	—	204,561	50,491	204,561
[1]	Reflects continued salary for 24 months for Mr. Holmes under his employment agreement and 12 months for Mr. Milligan and Mr. Regan under their severance and change-in-control agreements.
[2]

Reflects (i) in the case of Mr. Holmes, two times the average of the non-equity incentive compensation paid to him for Fiscal 2017 and Fiscal 2018 and (ii) in the case of Mr. Milligan and Mr. Regan, the non-equity incentive compensation paid to them for Fiscal 2018 as shown in the Summary Compensation Table.

[3]

At May 31, 2018, no current named executive officer was eligible for continued vesting upon termination due to Retirement; accordingly, all current named executive officers would forfeit their restricted stock upon termination of employment.

[4]

At May 31, 2018, no current named executive officer was eligible for continued vesting upon termination due to Retirement; accordingly, all current named executive officers would forfeit their options upon termination of employment.

[5]	Available if termination is due to Disability under the employment agreement for Mr. Holmes and the severance and change-in-control agreements for Mr. Milligan and Mr. Regan.

60       AAR

Proposal 2 – Executive Compensation

[6]

The amounts in these columns reflect the value of the restricted stock that would vest upon termination due to Disability or death at May 31, 2018, based on the number of shares, multiplied by $44.69 (the closing price of the common stock on May 31, 2018).

[7]

The amounts in this column reflect the value of continued vesting of options pursuant to the Company’s stock plans for one year following termination if termination is due to Disability at May 31, 2018, based on the difference between the exercise price and $44.69 (the closing price of the common stock on May 31, 2018).

Termination of Employment
Within 18 Months After a Change-in-Control1

Named Executive Officer	Salary[2] ($)	Bonus[3] ($)	Health and Welfare Continuation ($)	Outplacement Services ($)
John M. Holmes	1,693,800	4,178,040	65,972	—
Michael D. Milligan	900,000	1,012,500	43,015	55,125
Robert J. Regan	827,502	1,607,424	43,015	66,469
Eric S. Pachapa	—	—	—	—
[1]	These benefits are in addition to the vesting of stock awards shown above in the table for “Equity Vesting — On or After a Change-in-Control.”
[2]	Reflects three times salary for Mr. Holmes and two times salary for Mr. Milligan and Mr. Regan.
[3]

Reflects (i) in the case of Mr. Holmes, the non-equity incentive plan compensation bonus paid to him for Fiscal 2018 as shown in the Summary Compensation Table, plus three times his non-equity incentive plan compensation bonus for either the most recently completed fiscal year prior to termination or the preceding fiscal year, whichever produces the higher amount, and (ii) in the case of Mr. Milligan and Mr. Regan, the non-equity incentive compensation plan bonus paid to them for Fiscal 2018 as shown in the Summary Compensation Table, plus two times the non-equity incentive plan compensation bonus for either the most recently completed fiscal year prior to termination or the preceding fiscal year, whichever produces the higher amount.

2018 Proxy Statement       61

Proposal 2 – Executive Compensation

OTHER COMPENSATION MATTERS

CEO Pay Ratio

The Dodd-Frank Wall Street Reform and Consumer Protection Act and related rules adopted by the SEC require a public company to disclose the ratio of the annual total compensation of its chief executive officer to the annual total compensation of its median employee.

We used the following methodology to determine our CEO pay ratio:

Step One: We identified that as of March 1, 2018 our total employee population was 5,048 employees.

Step Two: Of this group, we came up with a subset of 4,926 employees, representing all of our U.S. employees (4,113), plus our employees in Canada (421), the United Kingdom (254) and the Netherlands (138).

Step Three: As permitted by SEC rules, we excluded our employees in all other non-U.S. jurisdictions as these employees together represented less than 5% of our total non-U.S. employee population. The number of employees excluded in non-U.S. jurisdictions at the March 1, 2018 determination date were: Australia (2), Belgium (37), Brazil (1), China (8), France (7), Germany (6), Japan (3), New Zealand (1), Singapore (26), Sweden (1), and United Arab Emirates (5).

Step Four: For our selected employee group, we determined each domestic employee’s total cash compensation based on W-2 (Box 5) compensation (or its equivalent for non-U.S. employees) for the 2017 calendar year, as reflected in our payroll records and systems.

Step Five: We identified our median employee from our selected employee group (excluding the Chief Executive Officer).

Step Six: Once we identified our median employee, we calculated the annual total compensation of this median employee using the same methodology that we used to calculate the annual total compensation of our named executive officers, including our Chief Executive Officer, in the Summary Compensation Table.

The following table shows the ratio of the annual total compensation of our Chief Executive Officer compared to that of our median employee for Fiscal 2018:

Annual total compensation of our CEO for Fiscal 2018	$6,382,628
Annual total compensation of our median employee for Fiscal 2018	$55,383
Ratio of annual total compensation of our CEO to the annual total compensation of our median employee for
Fiscal 2018	115 to 1

62       AAR

Proposal		Board Recommendation
3	Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for Fiscal 2019	Our Board of Directors unanimously recommends that you vote FOR this proposal ratifying the appointment of KPMG.

PROPOSAL SUMMARY

We are asking you to ratify the selection of KPMG LLP (“KPMG”), an independent registered accounting firm, to serve as our independent registered public accounting firm for Fiscal 2019.

The Company’s independent registered public accounting firm reports to, and is engaged at the direction of, the Audit Committee of the Company’s Board of Directors. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and the effectiveness of internal controls over financial reporting and for expressing opinions on these matters.

The Audit Committee appointed KPMG as the Company’s independent registered public accounting firm for Fiscal 2019. The Audit Committee believes that the appointment of KPMG is in the best interests of the Company and its stockholders for the following principal reasons:

●	KPMG’s independence from the Company;
●	KPMG’s historical and recent performance as the Company’s independent registered public accounting firm;
●	KPMG’s understanding of the Company’s business, operations, accounting policies and practices and internal control over financial reporting;
●	KPMG’s reputation in the industry and its experience in accounting matters for aerospace and defense companies;
●	The reasonableness of the fees paid by the Company to KPMG for its services, both on an absolute basis and as compared to its peer firms; and
●	Publicly available information about KPMG, including Public Company Accounting Oversight Board (“PCAOB”) inspection reports on KPMG. In this regard, the Audit Committee reviewed and considered the negative findings by the PCAOB with respect to certain non-AAR audits by KPMG. The Audit Committee determined that these findings were tied to specific issues not relevant to the Company and were more than offset by the performance, expertise and experience of the KPMG audit team at the Company.

The Board of Directors asks that you ratify the appointment of KPMG as our independent registered public accounting firm for Fiscal 2019. Representatives of KPMG are expected to be present at the annual meeting, with the opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table sets forth the aggregate fees billed by KPMG to the Company for Fiscal 2017 and Fiscal 2018 for audit, audit-related and tax services.

Description of Fees	Fiscal 2017 ($)	Fiscal 2018 ($)
Audit Fees	1,618,459	1,988,901
Audit-Related Fees[1]	617,040	174,659
Tax Fees[2]	248,477	142,637
[1]	Fiscal 2017 audit-related fees were for assistance with SEC comment letters and acquisition due diligence assistance. Fiscal 2018 audit-related fees were for acquisition due diligence assistance.
[2]	Tax fees in Fiscal 2017 and Fiscal 2018 were for reviews of domestic and foreign income tax returns and VAT services.

Audit Committee pre-approval is required for any audit, audit-related, tax or other services to be provided by the independent registered public accounting firm.

2018 Proxy Statement       63

Proposal 3 – Ratification of our Independent Registered Public Accounting Firm

AUDIT COMMITTEE FISCAL 2018 REPORT

Dear Fellow Stockholders:

The Company’s management has primary responsibility for the Company’s financial statements and the quality and integrity of the reporting process and systems of internal control. KPMG is responsible for auditing the Company’s financial statements and issuing a report on the conformity of those statements with generally accepted accounting principles (“GAAP”) and a report on the effectiveness of the Company’s internal controls over financial reporting.

In fulfilling its responsibilities, the Audit Committee reviewed and discussed with the Company’s management and KPMG the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K filed with the SEC, including the critical accounting policies applied by the Company in preparing these financial statements. The Audit Committee also reviewed with management and KPMG the preparation of the financial statements and related disclosures contained in the Company’s earnings announcements and Quarterly Reports on Form 10-Q.

The Audit Committee reviewed and discussed with management and KPMG the overall scope and plans for the audit, the quality, adequacy and assessment of the effectiveness of internal controls over financial reporting and the Internal Audit Department’s management, organization, responsibilities, budget and staffing. The Audit Committee also met with KPMG without management present and discussed the results of its audits, its evaluation of the Company’s internal controls over financial reporting, disclosure controls and the overall quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant accounting judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed and discussed with KPMG the matters required by PCAOB Auditing Standard No. 1301 (“Communications with Audit Committees”) and KPMG’s independence from the Company and its management, including the matters in the written disclosures and letter furnished to the Audit Committee by KPMG and required by applicable requirements of the PCAOB.

The Audit Committee concluded that KPMG is independent from the Company and appointed KPMG as the Company’s independent registered public accounting firm for Fiscal 2019. The Audit Committee recommends that the stockholders of the Company ratify that appointment (see Proposal 3).

In reliance on its review of the audited financial statements and the discussions referred to above and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal 2018 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors of AAR CORP.

Marc J. Walfish, Chair
Norman R. Bobins
James E. Goodwin
Patrick J. Kelly
Duncan J. McNabb
Peter Pace
Ronald B. Woodard

64       AAR

The following tables show the shares of common stock beneficially owned, the percent of shares outstanding if greater than 1% and the number of stock units held, all as of July 31, 2018, by (i) each current director and director nominee for election to the Board, (ii) each executive officer named in the Summary Compensation Table (other than Mr. Romenesko who retired on December 31, 2017), (iii) all directors and executive officers of the Company as a group, and (iv) each beneficial owner of more than five percent of the outstanding shares of common stock. Except as noted, the nature of beneficial ownership for shares shown in the tables is sole voting and sole investment power, and none of the shares shown in the tables is pledged by any of the persons listed.

SECURITY OWNERSHIP OF OUR MANAGEMENT

Name	Shares Beneficially Owned[1]	Percent of Shares Outstanding if Greater than 1%	Stock Units[2]
Anthony K. Anderson	23,083	—	—
Norman R. Bobins	53,303	—	—
Michael R. Boyce[3]	87,605	—	—
James E. Goodwin	62,463	—	9,616
John M. Holmes	337,644	—	—
Patrick J. Kelly[4]	69,282	—	—
Duncan J. McNabb	8,273	—	—
Michael D. Milligan	18,119	—	—
Peter Pace	22,748	—	—
Eric S. Pachapa	12,857	—	—
Robert J. Regan	267,475	—	—
David P. Storch[5]	1,492,500	4.26%	—
Jennifer L. Vogel	14,790	—	—
Marc J. Walfish	109,805	—	36,699
Ronald B. Woodard	22,720	—	—
All directors and executive officers as a group (15 persons)	2,602,667	7.43%	46,315
[1]

Includes (a) unvested restricted shares held by directors and executive officers and (b) the following shares of the identified person that may be acquired within 60 days of July 31, 2018 through the exercise of stock options: Mr. Holmes, 164,132 shares; Mr. Milligan, 3,229 shares; Mr. Regan, 159,014 shares; Mr. Pachapa, 5,031 shares; Mr. Storch, 254,602 shares; and all directors and executive officers as a group, 586,008 shares.

[2]

Represents stock units held by directors who defer all or a portion of their director compensation under the Non-Employee Directors’ Deferred Compensation Plan. Each stock unit represents the right to receive one share of common stock upon termination of service on the Board or the happening of certain other events, as specified in the Plan.

[3]	Includes 10,000 shares beneficially owned through Maverick Investors Limited Partnership, a family partnership of which Mr. Boyce is a general partner.
[4]	Includes 16,000 shares beneficially owned through KMK & Associates, LLC, of which Mr. Kelly is a one-third owner.
[5]

Includes: (a) 18,810 shares beneficially owned by Mr. Storch’s wife, as to which Mr. Storch disclaims beneficial ownership; (b) 200,000 shares beneficially owned through DPS Asset Management LLC, a family investment vehicle of which Mr. Storch is President; (c) 2,025 shares under the Lorraine Storch Revocable Trust under which Mr. Storch is trustee and a beneficiary; (d) 250,000 shares owned through the Storch Family Dynasty Trust, under which Mr. Storch is trustee and a beneficiary; and (e) 52,473 shares beneficially owned through a limited power of attorney arrangement, as to which Mr. Storch disclaims beneficial ownership.

2018 Proxy Statement       65

Stock Ownership Information

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
BlackRock, Inc.[1] 55 East 52nd Street New York, NY 10055	5,329,972	15.3%
Vanguard Group, Inc.[2] 100 Vanguard Blvd. Malvern, PA 19355	3,073,924	8.85%
Dimensional Fund Advisors LP3 Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,923,664	8.42%
Franklin Resources Inc.[4] One Franklin Parkway San Mateo, CA 94403	2,667,469	7.7%
[1]	Based on a Schedule 13G amendment filed on January 17, 2018, BlackRock, Inc. disclosed beneficial ownership with respect to the shares as follows:

●	Sole voting power:	5,234,956
●	Shared voting power:	0
●	Sole dispositive power:	5,329,972
●	Shared dispositive power:	0

[2]	Based on a Schedule 13G amendment filed on February 7, 2018, the Vanguard Group, Inc. disclosed beneficial ownership with respect to the shares as follows:

●	Sole voting power:	36,023
●	Shared voting power:	5,990
●	Sole dispositive power:	3,034,787
●	Shared dispositive power:	39,137

[3]	Based on a Schedule 13G amendment filed on February 9, 2018, Dimensional Fund Advisors LP disclosed beneficial ownership with respect to the shares as follows:

●	Sole voting power:	2,820,576
●	Shared voting power:	0
●	Sole dispositive power:	2,923,664
●	Shared dispositive power:	0

[4]	Based on a Schedule 13G amendment filed on January 29, 2018, Franklin Advisory Services, LLC disclosed beneficial ownership with respect to the shares as follows:

●	Sole voting power:	2,461,483
	Franklin Resources, Inc.
	Charles B. Johnson
	Rupert H. Johnson
	Franklin Advisory Services, LLC
●	Shared voting power:	0
●	Sole dispositive power:	2,667,469
	Franklin Resources, Inc.
	Charles B. Johnson
	Rupert H. Johnson
	Franklin Advisory Services, LLC
●	Shared dispositive power:	0

66        AAR

Stock Ownership Information

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and beneficial owners of more than 10% of the Company’s stock, if any, to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE, and to furnish copies of these forms to the Company. To the Company’s knowledge, based solely upon a review of copies of SEC Forms 3, 4 and 5 and upon related written representations furnished to the Company with respect to Fiscal 2018, the Company believes that all of the Company’s officers and directors filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934 during Fiscal 2018, except for the following reports inadvertently filed late by the Company: (i) a Form 4 filed two days late for Mr. Storch reporting the sale of 48,500 shares by a family trust of which Mr. Storch was trustee; (ii) a Form 4 filed one day late for Mr. Storch reporting the sale of 25,000 shares; and (iii) a late Form 4 filed for General Fogleman reporting the sale of 3,000 shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of May 31, 2018 with respect to the Company’s compensation plans under which equity securities of the Company are authorized for issuance (shares in thousands):

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)*
Equity compensation plans approved by securities holders	2,082	$26.72	2,128
Equity compensation plans not approved by securities holders	—	—	—
Total	2,082	$26.72	2,128
*

Represents shares under the AAR CORP. 2013 Stock Plan and the AAR CORP. Amended and Restated Stock Benefit Plan. The Company may not grant any future stock awards under the AAR CORP. Amended and Restated Stock Benefit Plan.

2018 Proxy Statement        67

Any stockholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2019 must submit such proposal to the Company, in writing, to be received by the Secretary of the Company, AAR CORP., One AAR Place, 1100 N. Wood Dale Road, Wood Dale, Illinois 60191, no later than May 1, 2019, in order for the proposal to be eligible for inclusion in the Company’s proxy statement and form of proxy for that meeting. The proposal must comply with applicable SEC rules and the Company’s By-Laws.

Under the Company’s By-Laws, any stockholder who wishes to submit a matter (other than a stockholder proposal brought in accordance with SEC Rule 14a-8) for consideration at the 2019 annual meeting of stockholders, including any stockholder proposal or director nomination, that would not be included in the Company’s proxy statement, must submit the matter to the Company, in writing, to be received by the Secretary of the Company no later than April 16, 2019. The notice of such matter must contain the information required by the By-Laws.

68       AAR

Management knows of no other matters that are to be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, the named proxy holders will vote all proxies in their discretion and best judgment on such other matter.

By Order of the Board of Directors,

Robert J. Regan
Vice President, General Counsel and Secretary

August 31, 2018

Upon the written request of any record holder or beneficial owner of common stock of AAR CORP., the Company will provide, without charge, a copy of its annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended May 31, 2018. Requests should be made to Mr. Robert J. Regan, Vice President, General Counsel and Secretary, AAR CORP., One AAR Place, 1100 North Wood Dale Road, Wood Dale, Illinois 60191, (630) 227-2000.

2018 Proxy Statement       69

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

●	FOR the election of four director nominees;
●	FOR the advisory proposal to approve our Fiscal 2018 executive compensation; and
●	FOR the ratification of KPMG LLP as our independent registered public accounting firm for Fiscal 2019.

The persons designated on the proxy card as the Company’s “proxy holders” will vote all shares covered by your proxy card in accordance with your instructions on the proxy card. If no instructions are given, the proxy holders will vote the shares in accordance with the Board’s recommendations.

If any other matter properly comes before the annual meeting, the proxy holders will use their judgment to vote in a manner consistent with the best interests of stockholders. If any director nominee becomes unavailable for election for any reason prior to the annual meeting vote, the Board may reduce the number of directors to be elected or substitute another person as nominee, in which case the proxy holders will vote for the substitute nominee.

How do I access the proxy materials electronically?

We mailed a “Notice of Internet Availability of Proxy Materials” to all of our stockholders on or about August 31, 2018. The Notice provides you with instructions on how to:

●	Access and review our proxy materials over the Internet;
●	Submit your vote over the Internet; and
●	Request printed copies of our proxy materials.

This proxy statement, our annual report to stockholders for the fiscal year ended May 31, 2018 (“Fiscal 2018”) and our Fiscal 2018 annual report on Form 10-K may be viewed online at www.proxyvote.com.

Who is entitled to vote at the annual meeting?

You are entitled to vote at the annual meeting if you were an AAR CORP. stockholder at the close of business on August 14, 2018. This date is referred to as the “record date” in this proxy statement.

Stockholder of Record. You are a “stockholder of record” if your shares are registered in your name with Computershare, our transfer agent. If you were a stockholder of record at the close of business on the record date, you may vote your shares by proxy by completing, signing, dating and returning the enclosed proxy card, voting by telephone or over the Internet, or in person by attending and voting at the annual meeting.

Beneficial Owner. You are a “beneficial owner” of shares if your shares are held in a brokerage account or by a bank or other nominee. If you were a beneficial owner of shares at the close of business on the record date, you may vote your shares by giving voting instructions to your broker, bank or other nominee who is the “stockholder of record” of your shares. The Company has directed brokers, banks and other nominees to obtain voting instructions from their beneficial owners. Proxies submitted by brokers, banks and other nominees on behalf of their beneficial owners will count toward a quorum and will be voted as instructed by the beneficial owners. You will receive additional instructions from your broker, bank or other nominee explaining how you may vote your shares.

You may receive more than one set of proxy materials. This means you hold your shares in more than one account. Please vote all of your shares.

2018 Proxy Statement       A-1

Appendix A – Questions and Answers about Our 2018 Annual Meeting

A list of stockholders of record entitled to vote will be available at the Company’s corporate headquarters for 10 days prior to the meeting and during the meeting.

On the record date, 35,039,588 shares of common stock of the Company were outstanding. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the annual meeting.

How do I vote by telephone or over the Internet?

Specific instructions for using the telephone and Internet voting methods are set forth on the proxy card. These instructions are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded. You may vote by telephone or over the Internet 24 hours a day, seven days a week, until 10:59 p.m., Central Time, on October 9, 2018 (the day prior to the annual meeting). If you vote by telephone or over the Internet, please do not return your proxy card.

How do I revoke a proxy?

You may revoke your proxy (e.g., to change your vote) at any time before your proxy is exercised by:

●	Sending a written notice of revocation to the Secretary of the Company at the Company’s address listed on the first page of this proxy statement;
●	Submitting a later-dated proxy by telephone, over the Internet or by mail; or
●	Voting in person at the annual meeting.

What are the quorum and vote requirements?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will exist if a majority of the outstanding shares of common stock entitled to vote at the annual meeting is present in person or by proxy at the annual meeting. Abstentions and broker non-votes, if any, will be counted as present for purposes of determining whether there is a quorum. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that proposal and has not received instructions on how to vote from the beneficial owner of the shares.

Please note that brokers, banks and other nominees will have discretionary authority to vote beneficial owners' shares on the ratification of KPMG LLP. However, they will not have discretionary authority to vote shares on the election of directors or the advisory proposal to approve our Fiscal 2018 executive compensation and therefore cannot vote on these proposals, unless their beneficial owners provide specific voting instructions in each case. Accordingly, please provide specific voting instructions on these proposals to your broker, bank or other nominee so that your vote may be counted.

The following table indicates the vote required for approval of each matter to be presented to the stockholders at the annual meeting and the effect of “withhold” votes, abstentions, and broker non-votes.

	Required Vote	Effect of “Withhold” Votes, Abstentions and Broker Non-Votes
Proposal 1 — Election of four directors	Affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against.” Broker non-votes will have no effect on the voting for this matter.
Proposal 2 — Advisory proposal to approve our Fiscal 2018 executive compensation	Affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against.” Broker non-votes will have no effect on the voting for this matter.
Proposal 3 — Ratification of the appointment of KPMG LLP	Affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.	Abstentions will have the effect of a vote “against.” There will be no broker non-votes for this matter.

A-2       AAR

Appendix A – Questions and Answers about Our 2018 Annual Meeting

How will the votes at the annual meeting be tabulated?

Inspectors of election appointed for the annual meeting will tabulate all votes cast in person or by proxy at the annual meeting. In the event a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.

Who is the Company’s proxy solicitor?

The Company has engaged D. F. King & Co., Inc., 48 Wall Street, New York, New York 10005, to assist the Company in soliciting proxies at a total estimated cost of $12,500 plus reasonable out-of-pocket expenses. The cost of soliciting proxies will be paid by the Company. D. F. King & Co., Inc. may solicit proxies by mail, telephone, facsimile, e-mail or in person. Directors, officers and employees of the Company also may solicit proxies for no additional compensation.

Where will I find the voting results on the proposals presented at the annual meeting?

We intend to announce the preliminary voting results at the annual meeting. We will publish the final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the annual meeting.

2018 Proxy Statement       A-3

Adjusted diluted earnings per share from continuing operations is a “non-GAAP financial measure” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We believe this non-GAAP financial measure is relevant and useful for investors as it provides a better understanding of our actual operating performance unaffected by the impact of severance charges and other items. When reviewed in conjunction with our GAAP results and the accompanying reconciliation, we believe this non-GAAP financial measure provides additional information that is useful to gain an understanding of the factors and trends affecting our business and provide a means by which to compare our operating performance against that of other companies in the industries we compete.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following table that reconciles the above mentioned non-GAAP financial measure to the most directly comparable GAAP financial measure:

Adjusted Diluted Earnings per Share from Continuing Operations

	Twelve Months Ended
(in millions – unaudited)	2018	2017
Diluted earnings per share from continuing operations	$2.11	$1.51
Deferred tax re-measurement from the Tax Cuts and Jobs Act	(0.41)	—
Severance and restructuring charges, net of tax	0.09	0.02
Adjusted diluted earnings per share from continuing operations	$1.79	$1.53

2018 Proxy Statement       B-1

Americas
AAR World Headquarters
1100 N. Wood Dale Rd.
Wood Dale, IL 60191
Tel: +1 630.227.2000
F: +1 630.227.2058

Europe
3rd Floor Eastside
World Business Centre 1
1206 Newall Road
Heathrow Airport, Middlesex
London, UK TW6 2RE
T: +44.208.990.6700

Asia Pacific & India
7 Changi Business Park Vista #03-01
Soo Kee Building
Singapore 486042
T:+65.6508.6460

Middle East & Africa
Boulevard Plaza, Tower 2, Level 23
Business Bay – Dubai, UAE
T: +971.4409.6768

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on October 10, . 2018

AAR CORP.

AAR CORP.
ONE AAR PLACE
1100 NORTH WOOD DALE ROAD
WOOD DALE, IL 60191
Meeting Information
Meeting Type: Annual Meeting
For holders as of: August 14, 2018
Date: October 10, 2018		Time: 9:00 AM CDT
Location:	AAR CORP.
One AAR Place
1100 North Wood Dale Road
Wood Dale, IL 60191

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement           2. Annual Report on Form 10-K           3. Annual Report to Stockholders
How to View Online:
Have the information that is printed in the box marked by the arrow ➔  XXXX XXXX XXXX XXXX  (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1)	BY INTERNET:	www.proxyvote.com
2)	BY TELEPHONE:	1-800-579-1639
3)	BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow ➔  XXXX XXXX XXXX XXXX  (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 26, 2018 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow ➔  XXXX XXXX XXXX XXXX  available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

Nominees

01	Anthony K. Anderson

02	Michael R. Boyce

03	David P. Storch

04	Jennifer L. Vogel

The Board of Directors recommends you vote FOR proposals 2 and 3.

2.	Advisory proposal to approve our Fiscal 2018 executive compensation.

3.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2019.

NOTE: As to any other business as may properly come before the meeting or any adjournment or postponement thereof, this Proxy will be voted in the discretion of the proxies.

AAR CORP.
ONE AAR PLACE
1100 NORTH WOOD DALE ROAD
WOOD DALE, IL 60191

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 10/09/2018 for shares held directly and by 11:59 P.M. ET on 10/07/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 10/09/2018 for shares held directly and by 11:59 P.M. ET on 10/07/2018 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors
	Nominees	For	Against	Abstain
01	Anthony K. Anderson	☐	☐	☐

02	Michael R. Boyce	☐	☐	☐

03	David P. Storch	☐	☐	☐

04	Jennifer L. Vogel	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.
		For	Against	Abstain
2.	Advisory proposal to approve our Fiscal 2018 executive compensation.	☐	☐	☐

3.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2019.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

NOTE: As to any other business as may properly come before the meeting or any adjournment or postponement thereof, this Proxy will be voted in the discretion of the proxies.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K and Annual Report to Stockholders are available at www.proxyvote.com

AAR CORP.
This proxy is solicited by the Board of Directors
Annual Meeting of Stockholders

The undersigned hereby appoints JOHN M. HOLMES and ROBERT J. REGAN, or either of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned at the 2018 Annual Meeting of Stockholders of AAR CORP. to be held at 9:00 AM Central Time on October 10, 2018, at One AAR Place, 1100 North Wood Dale Road, Wood Dale, IL 60191, or any adjournment or postponement thereof, and to vote, as designated on the reverse side of this Proxy, all shares of AAR CORP. Common Stock that the undersigned is entitled to vote.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations on the reverse side.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side